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TABLE OF CONTENTS Prospectus Supplement

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Maximum Offering Price per Security	Maximum Aggregate Offering Price	Amount of Registration Fee(1)

1.550% Senior Notes due 2017	$375,000,000	99.898%	$374,617,500	$48,300

3.125% Senior Notes due 2021	$375,000,000	99.912%	$374,670,000	$48,300

(1)
This filing fee is calculated in accordance with Rules 457(o) and 457(r) under the Securities Act of 1933 and relates to Registration No. 333-193385 filed by the Registrant on January 16, 2014.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-193385

        PROSPECTUS SUPPLEMENT
(To Prospectus dated January 16, 2014)

$750,000,000

AMPHENOL CORPORATION

1.550% Senior Notes due 2017
3.125% Senior Notes due 2021

        We are offering $375,000,000 of our 1.550% Senior Notes due 2017 (the "2017 Notes") and $375,000,000 of our 3.125% Senior Notes due 2021 (the "2021 Notes" and, together with the 2017 Notes, the "notes"). We will pay interest on the 2017 Notes semi-annually on March 15 and September 15 of each year, beginning on March 15, 2015 and we will pay interest on the 2021 Notes semi-annually on March 15 and September 15 of each year, beginning on March 15, 2015. The 2017 Notes will mature on September 15, 2017 and the 2021 Notes will mature on September 15, 2021. We may redeem some or all of the 2017 Notes at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption, plus a "make-whole" premium described in "Description of the Notes—Optional Redemption" in this prospectus supplement. Prior to August 15, 2021 (one month prior to the maturity date), we may redeem some or all of the 2021 Notes at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption, plus a "make-whole" premium described in "Description of the Notes—Optional Redemption" in this prospectus supplement. On or after August 15, 2021 (one month prior to the maturity date), we may redeem the 2021 Notes in whole or in part, at our option, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption. As described under "Description of the Notes—Change of Control" in this prospectus supplement, unless we have previously redeemed the notes, if we experience a change of control and a below investment grade rating event with respect to such change of control, we will be required to offer to repurchase the notes at a price in cash equal to 101% of the principal amount of the notes, plus any accrued and unpaid interest to, but not including, the date of repurchase.

        The notes will be our unsecured senior obligations and will rank equally in right of payment with all of our other unsecured senior indebtedness outstanding from time to time.

        The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or quoted on any automated dealer quotation system.

        Investing in the notes involves risks. See "Risk Factors" beginning on page S-11 of this prospectus supplement and on page 3 of the accompanying prospectus and the risk factors included in our periodic reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, each of which is incorporated by reference herein, for a discussion of certain risks you should consider carefully before investing in the notes.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Price to Public(1)	Underwriting Discount	Proceeds, Before Expenses, to Us

Per 2017 Note	99.898%	0.400%	99.498%

Total	$374,617,500	$1,500,000	$373,117,500

Per 2021 Note	99.912%	0.625%	99.287%

Total	$374,670,000	$2,343,750	$372,326,250

(1)
Plus accrued interest, if any, from September 12, 2014, if settlement occurs after that date.

        The notes will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, société anonyme, on or about September 12, 2014.

Joint Book-Running Managers

J.P. Morgan	MUFG	TD Securities
Santander

Co-Managers

Citigroup	Credit Agricole CIB	Mizuho Securities	SMBC Nikko	US Bancorp

The date of this prospectus supplement is September 9, 2014

        In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus filed by us with the Securities and Exchange Commission. We have not, and the underwriters have not, authorized anyone to provide you with any other information. If you receive any different or inconsistent information, you should not rely on it.

        You should assume that the information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus and the documents incorporated by reference herein and therein, is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

        We are not, and the underwriters are not, making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted.

Prospectus Supplement

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This prospectus supplement supplements the accompanying prospectus. The accompanying prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), using a "shelf" registration, or continuous offering, process. Under this shelf registration process, we may, at any time and from time to time, issue and sell, in one or more offerings, the senior debt securities, including the notes, described in the accompanying prospectus.

        The accompanying prospectus provides you with a general description of the senior debt securities, and this prospectus supplement contains specific information about the terms of this offering of the notes. This prospectus supplement, or the information incorporated by reference in the accompanying prospectus, may add, update or change information contained in the accompanying prospectus. If information in this prospectus supplement, or the information incorporated by reference in this prospectus supplement, is inconsistent with the accompanying prospectus, this prospectus supplement, or the information incorporated by reference in this prospectus supplement, will apply and will modify or supersede that information in the accompanying prospectus.

        Before making your investment decision, you should read and carefully consider this prospectus supplement and the accompanying prospectus, together with the additional information in the documents referred to in the sections entitled "Where You Can Find More Information" in the accompanying prospectus and "Incorporation of Certain Information by Reference" in this prospectus supplement.

        Unless otherwise stated, or the context otherwise requires, references in this prospectus supplement to "we," "us," "our," "Amphenol" and "the Company" are to Amphenol Corporation and, as applicable, its consolidated subsidiaries, except for purposes of the description of the notes included in this prospectus supplement and the accompanying prospectus, where references to such terms refer only to Amphenol Corporation and do not include Amphenol Corporation's subsidiaries. When we refer to the "notes" in this prospectus supplement, we mean the notes being offered by this prospectus supplement, unless we state otherwise.

 FORWARD-LOOKING STATEMENTS

        Certain statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, that are not purely historical information, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These forward-looking statements are often, but not always, made through the use of words or phrases such as "believe," "expect," "project," "plan," "intend," "anticipate," "estimate," "predict," "potential," "continue," "may," "should" "will," "would," "will be," "will continue," "will likely result," or the negative of these terms or similar expressions. These forward-looking statements include, but are not limited to, estimates, projections and information concerning our possible or assumed future business plans and strategies, results of operations, competitive position, potential operating performance improvements, the effects of competition and the effects of future legislation or regulations.

        These forward-looking statements are based on our expectations, assumptions, estimates and projections about our business and the industry in which we operate as of the respective dates on which such forward-looking statements are made, and are not guarantees of our future performance. These forward-looking statements are subject to a number of risks and uncertainties that cannot be predicted, quantified or controlled and that could cause actual results to differ materially from those set forth in, contemplated by, or underlying, the forward-looking statements. A discussion of some of the risks and uncertainties that could cause actual results and events to differ materially from these forward-looking statements is described under the caption "Risk Factors" in this prospectus supplement and included in the section entitled "Part I, Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2013, which is incorporated by reference herein. Because various factors could cause actual results or outcomes to differ materially from those expressed in these forward-looking statements, you should not place undue reliance on any of these forward-looking statements.

        Except as required by law, we do not undertake any obligation to update or publicly release any revisions to any forward-looking statement made by us or on our behalf to reflect new information, future events or changes in expectations after the date on which such forward-looking statement is made.

 INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" into this prospectus supplement the information that we have filed with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement, and the information that we file later with the SEC will automatically update and, where applicable, modify or supersede the information in this prospectus supplement and the documents listed below. We hereby "incorporate by reference" the following documents that have been previously filed with the SEC:

  •
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013;

  •
  Our Quarterly Reports on Form 10-Q for the periods ended March 31, 2014 and June 30, 2014;

  •
  Our Current Reports on Form 8-K filed on January 24, 2014, January 30, 2014, April 28, 2014, May 23, 2014, June 4, 2014, August 12, 2014, September 2, 2014 and September 5, 2014; and

  •
  All of our future filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement until the time all the notes are sold in this offering.

        We are not, however, incorporating any documents or information that are deemed to have been furnished rather than filed in accordance with SEC rules.

        You may request a copy of these filings, at no cost, by writing or telephoning us at the following address and number:

  Investor Relations
  Amphenol Corporation
  358 Hall Avenue
  Wallingford, CT 06492
  Telephone No: (203) 265-8900

 SUMMARY

        This summary highlights selected information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before investing in the notes. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the information incorporated by reference, especially the risks of investing in the notes described under "Risk Factors" in this prospectus supplement and our financial statements and the notes to those statements incorporated by reference herein before you decide to invest in the notes. See also "Where You Can Find More Information" in the accompanying prospectus.

 Our Company

        We are one of the world's largest designers, manufacturers and marketers of electrical, electronic and fiber optic connectors, interconnect systems, antennas, sensor and sensor-based products and coaxial and high-speed specialty cable. The Company was incorporated in 1987. Certain predecessor businesses, which now constitute part of the Company, have been in business since 1932. The primary end markets for our products are automotive, broadband communications, commercial aerospace, industrial, information technology and data communications, military, mobile devices and mobile networks.

        Our strategy is to provide our customers with comprehensive design capabilities, a broad selection of products and a high level of service on a worldwide basis while maintaining continuing programs of productivity improvement and cost control.

        Our principal executive offices are located at 358 Hall Avenue, Wallingford, Connecticut 06492, and our main telephone number is (203) 265-8900. Our website is located at http://www.amphenol.com.

 The Offering

        The following summary contains basic information about the notes and is not intended to be complete. For a more complete understanding of the notes, please refer to the sections entitled "Description of the Notes" in this prospectus supplement and "Description of the Senior Debt Securities" in the accompanying prospectus. For purposes of the description of notes included in this prospectus supplement and the accompanying prospectus, references to "we," "us" and "our" refer only to Amphenol Corporation and do not include our subsidiaries.

Issuer	Amphenol Corporation.
Securities Offered	$375,000,000 aggregate principal amount of 1.550% Senior Notes due 2017.
$375,000,000 aggregate principal amount of 3.125% Senior Notes due 2021.
The 2017 Notes and the 2021 Notes are sometimes referred to collectively as the "notes" in this prospectus supplement.
Maturity Date	The 2017 Notes will mature on September 15, 2017. The 2021 Notes will mature on September 15, 2021.
Interest and Payment Dates
The 2017 Notes will bear interest at an annual rate of 1.550% and the 2021 Notes will bear interest at an annual rate of 3.125%. Interest is payable semi-annually on March 15 and September 15 of each year, beginning on March 15, 2015.
Optional Redemption
We may redeem some or all of the 2017 Notes at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption, plus a "make-whole" premium described in "Description of the Notes—Optional Redemption" in this prospectus supplement. Prior to August 15, 2021 (one month prior to the maturity date), we may redeem some or all of the 2021 Notes at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption, plus a "make-whole" premium described in "Description of the Notes—Optional Redemption" in this prospectus supplement. On or after August 15, 2021 (one month prior to the maturity date), we may redeem the 2021 Notes in whole or in part, at our option, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption.

Repurchase upon a Change of Control	The occurrence of a "Change of Control Repurchase Event" (as defined under "Description of the Notes—Change of Control" in this prospectus supplement) will require us to offer to repurchase from you all or a portion of your notes at a purchase price in cash equal to 101% of the principal amount of the notes, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase (subject to the right of holders of record on the relevant interest record date to receive interest due on the relevant interest payment date). See "Description of the Notes—Change of Control" in this prospectus supplement.
Ranking	The notes will:
• be our general unsecured obligations;
• be effectively subordinated in right of payment to any future secured indebtedness to the extent of the value of the assets securing such debt;
• be structurally subordinated to any indebtedness of our subsidiaries;
• be structurally subordinated to certain of our subsidiaries' obligations to guarantee our indebtedness under our revolving credit facility;

•

rank equally in right of payment with all of our existing and future unsecured and unsubordinated indebtedness, including indebtedness under our revolving credit facility, our 4.00% Senior Notes due 2022, our 2.55% Senior Notes due 2019 and our 4.75% Senior Notes due 2014; and

• be senior in right of payment to any future senior subordinated or subordinated debt.

As of June 30, 2014, on an as-adjusted basis after giving effect to this offering of the notes and the application of the net proceeds thereof, as more fully described in "Use of Proceeds" in this prospectus supplement:

•

we would have had approximately $2.3 billion of unsecured and unsubordinated indebtedness (including the notes, our 4.00% Senior Notes due 2022, our 2.55% Senior Notes due 2019, our revolving credit facility and our uncommitted and unsecured credit facility);

• we would have had approximately $0.8 million of secured indebtedness to which the notes would have been effectively subordinated; and
• our subsidiaries would have had approximately $4.9 million of indebtedness to which the notes would have been structurally subordinated.

Covenants	We will issue the notes under an indenture with The Bank of New York Mellon, as trustee. The indenture will, among other things, limit our ability to:
• incur liens on Principal Property (as defined under "Description of the Senior Debt Securities—Definitions" in the accompanying prospectus);
• engage in certain sale/leaseback transactions; and
• consolidate or merge with or into, or sell substantially all of our assets to, another person.
These covenants will be subject to a number of important exceptions and qualifications. For more details, see "Description of the Senior Debt Securities—Covenants" in the accompanying prospectus.
Absence of Public Market for the Notes
The notes are a new issue of securities with no established trading market. We do not intend to apply for a listing of the notes on any securities exchange or any automated dealer quotation system. Accordingly, we cannot assure you as to the development or liquidity of any market for the notes. The underwriters have advised us that they currently intend to make a market in the notes. However, they are not obligated to do so and any market making with respect to the notes may be discontinued without notice. See "Risk Factors—Your ability to transfer the notes may be limited since there is no public market for the notes, and we do not know if an active trading market will ever develop, or if a market does develop, whether it will be sustained" in this prospectus supplement.
Use of Proceeds
We anticipate that the net proceeds from the offering will be approximately $744.8 million, after deducting the underwriting discount and offering expenses payable by us. We intend to use the net proceeds from this offering to repay all of our outstanding $600 million 4.75% Senior Notes due November 15, 2014 and for general corporate purposes. Prior to November 15, 2014, we intend to use the net proceeds of this offering to repay amounts outstanding under our credit facilities. See "Use of Proceeds" in this prospectus supplement.
Denominations	The notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Form of Notes
The notes will be issued as fully registered notes, represented by one or more global notes registered in the name of Cede & Co., the nominee of the depositary, The Depository Trust Company ("DTC"). Beneficial interests in the notes will be shown on, and transfers will be effected through, records maintained by DTC and its participants. See "Book-Entry Delivery and Settlement" in the accompanying prospectus.

Governing Law	The notes will be governed by the laws of the State of New York.
Trustee	The Bank of New York Mellon.
Risk Factors
Investing in the notes involves risks. In considering whether to purchase the notes, you should carefully consider all of the information set forth in this prospectus supplement, the accompanying prospectus, any free writing prospectus with respect to this offering filed by us with the SEC and the documents incorporated by reference herein and therein. In particular, you should evaluate the specific risks set forth in the section entitled "Risk Factors" in this prospectus supplement in addition to the risks described under the heading "Item 1A. Risk Factors" contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which is incorporated by reference herein. See "Risk Factors" beginning on page S-11 of this prospectus supplement.
Conflicts of Interest
Certain of the underwriters or their affiliates hold a portion of the indebtedness that we intend to repay using the net proceeds of this offering or are lenders, joint lead arrangers or joint book runners under our revolving credit facilities. See "Use of Proceeds" in this prospectus supplement. Accordingly, this offering is being made in compliance with the requirements of the Financial Industry Regulatory Authority ("FINRA") Rule 5121. See "Underwriting—Conflicts of Interest" in this prospectus supplement.

 Summary Historical Consolidated Financial Data

        The following tables set forth certain of our condensed consolidated financial data. The summary financial information presented below as of December 31, 2012 and 2013 and for each of the three years ended December 31, 2011, 2012 and 2013, has been derived from the audited financial statements incorporated by reference in this prospectus supplement. The summary financial information as of June 30, 2014 and for the six months ended June 30, 2013 and 2014 has been derived from our unaudited condensed consolidated financial statements incorporated by reference in this prospectus supplement. The summary financial information as of December 31, 2011 and as of June 30, 2013 has been derived from our audited financial statements and our unaudited condensed consolidated financial statements, respectively, not incorporated by reference in this prospectus supplement. In the opinion of our management, all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the unaudited financial data as of and for the six months ended June 30, 2013 and 2014 have been reflected therein. Operating results for the six months ended June 30, 2014 are not necessarily indicative of the results that may be expected for the full year. You should read the information in conjunction with the section entitled "Risk Factors" in this prospectus supplement and in "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, and our Quarterly Report on Form 10-Q for the period ended June 30, 2014, each of which is incorporated by reference herein.

	Year Ended December 31,			Six Months Ended June 30,
(dollars in thousands)	2011	2012	2013	2013	2014
				(Unaudited)
Statement of Income Data:
Net sales	$3,939,786	$4,292,065	$4,614,669	$2,215,872	$2,560,242
Cost of sales	2,696,126	2,948,853	3,163,835	1,518,192	1,754,623
Selling, general and administrative expense	486,316	512,867	548,038	266,710	315,658
Operating income	751,678	828,345	896,813	430,970	487,945
Net income attributable to Amphenol Corporation	524,191	555,317	635,672	306,995	333,415
Other Data:
Net cash provided by operating activities	565,207	674,679	769,050	360,806	383,340
Net cash used in investing activities	(430,884)	(493,599)	(693,314)	(275,901)	(186,653)
Net cash provided by (used in) financing activities	(151,148)	(13,084)	108,589	(42,632)	(2,315)
Capital expenditures	100,222	129,099	158,448	66,037	105,910
Ratio of earnings to fixed charges(a)	14.4	12.1	12.2	12.0	11.0

	As of December 31,			As of June 30,
(dollars in thousands)	2011	2012	2013	2013	2014
				(Unaudited)
Balance Sheet Data:
Cash and cash equivalents	$515,086	$690,850	$886,838	$723,659	$1,080,083
Short term investments	133,848	251,653	305,324	418,893	363,817
Working capital	1,538,822	1,818,401	1,547,689	2,058,911	1,750,592
Total assets	4,445,225	5,215,463	6,168,028	5,404,301	6,517,300
Total debt(b)	1,377,129	1,706,497	2,132,874	1,782,550	2,343,561
Total equity	2,184,786	2,442,182	2,880,072	2,597,260	2,998,589

(a)
For purposes of determining the ratio of earnings to fixed charges, earnings consist of income before income taxes, net income attributable to noncontrolling interests, fixed charges and amortization of capitalized interest. Fixed charges consist of interest expense, other financing fees associated with program fees on sales of accounts receivable, amortization of deferred debt issuance costs and one third of rental expenses on operating leases, representing that portion of rent expense which management believes are representative of the interest component of rent expense.

(b)
Total debt includes long-term debt and capital lease obligations and the current portion of long-term debt and capital lease obligations.

RISK FACTORS

        Investing in the notes involves risks. In considering whether to purchase the notes, you should carefully consider all of the information set forth in this prospectus supplement, the accompanying prospectus, any free writing prospectus with respect to this offering filed by us with the SEC and the documents incorporated by reference herein and therein. In particular, you should carefully consider the specific risks described below in addition to the risks described under the heading "Item 1A. Risk Factors" contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which is incorporated by reference herein. You could lose part or all of your investment.

        The risks and uncertainties discussed in this prospectus supplement and in the documents incorporated by reference herein are those we currently believe may materially affect us. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial also may materially and adversely affect our business, financial condition and results of operations.

Your ability to transfer the notes may be limited since there is no public market for the notes, and we do not know if an active trading market will ever develop, or if a market does develop, whether it will be sustained.

        The notes will constitute a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or quotation of the notes on any automated dealer quotation system. We cannot assure you as to the development or liquidity of any trading market for the notes. The underwriters have advised us that they currently intend to make a market in the notes, as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and any market-making with respect to the notes may be discontinued at any time without notice. If no active trading market develops, you may be unable to resell your notes at any price or at their fair market value.

If a trading market does develop, changes in our credit ratings or the debt markets could adversely affect the liquidity of any market for the notes.

        The liquidity of any market for the notes will depend on a number of factors, including:

  •
  our credit ratings with major credit rating agencies;

  •
  the prevailing interest rates being paid by other companies similar to us;

  •
  the market price of our common shares;

  •
  our financial condition, operating performance and future prospects;

  •
  the market for similar securities;

  •
  the overall condition of the financial markets; and

  •
  the interest of securities dealers in making a market for the notes.

        The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the price of the notes.

        In addition, credit rating agencies continually review their ratings for the companies that they follow, including us. The credit rating agencies also evaluate the industries in which we operate as a whole and may change their credit rating for us based on their overall view of such industries. A negative change in our rating could have an adverse effect on the price of the notes. Therefore, we cannot assure you that you will be able to sell your notes at a particular time or the price that you receive when you sell your notes will be favorable.

Despite our current or future indebtedness level, we may still be able to incur substantially more debt.

        We may be able to incur substantial indebtedness in the future. The terms of the indenture governing the notes will not fully prohibit us from doing so. If we incur any additional indebtedness that ranks equally with the notes, the holders of that debt will be entitled to share ratably with the holders of the notes in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding up of the Company.

Our debt instruments contain restrictive covenants that may adversely affect our ability to operate our business.

        Our revolving credit facility and the indenture that will govern the notes contain various covenants that limit our ability and the ability of our subsidiaries to, among other things:

  •
  incur certain liens;

  •
  consolidate or merge with or into, or sell substantially all of our assets to, another person;

  •
  make accounting changes, except as required or permitted under generally accepted accounting principles;

  •
  make a material change to the nature of our business; and

  •
  engage in speculative transactions.

        In addition, our revolving credit facility contains certain financial covenants, such as a limit on the ratio of debt to earnings before interest, taxes, depreciation and amortization and limits on incurrence of certain liens. Although we were in compliance with these covenants as of June 30, 2014, the ability to meet the financial covenants can be affected by events beyond our control, and we cannot provide assurance that we will continue to meet those tests. A breach of any of these covenants could also result in a default under our other indebtedness. Upon the occurrence of an event of default under any of our indebtedness, the lenders could elect to declare all amounts outstanding thereunder to be immediately due and payable and terminate all commitments to extend further credit. If the lenders accelerate the repayment of borrowings, we may not have sufficient assets to repay our revolving credit facility and other indebtedness, including these notes.

We may be unable to generate the cash flow to service our debt obligations, including the notes.

        We cannot assure you that our business will generate sufficient cash flow, or that we will be able to borrow funds under our revolving credit facility, in an amount sufficient to enable us to service our indebtedness, including the notes, or to make anticipated capital expenditures. Our ability to pay our expenses and satisfy our debt obligations, to refinance our debt obligations and to fund planned capital expenditures will depend on our future performance, which will be affected by general economic, financial, competitive, legislative, regulatory and other factors beyond our control. If we are unable to generate sufficient cash flow from operations or to borrow sufficient funds in the future to service our debt, we may be required to sell assets, reduce capital expenditures, refinance all or a portion of our existing debt (including the notes) or obtain additional financing. We cannot assure you that we will be able to refinance our debt, sell assets or borrow more money on terms acceptable to us, if at all. Additionally, the covenants contained in our revolving credit facility will restrict our ability to incur additional debt.

We may not be able to repurchase the notes upon a Change of Control Repurchase Event.

        Upon the occurrence of a "Change of Control Repurchase Event" (as described under "Description of the Notes—Change of Control" in this prospectus supplement), we will be required to offer to repurchase all outstanding notes (plus our 4.00% Senior Notes due 2022, our 2.55% Senior

Notes due 2019 and our 4.75% Senior Notes due 2014) at a purchase price in cash equal to 101% of the principal amount of the notes, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase (subject to the right of holders of record on the relevant interest record date to receive interest due on the relevant interest payment date). However, we may not be able to repurchase the notes upon a Change of Control Repurchase Event because we may not have sufficient funds to do so. In addition, our future debt agreements may contain provisions that restrict us from repurchasing all of the notes tendered by holders upon a Change of Control Repurchase Event. Our failure to repurchase the notes upon a Change of Control Repurchase Event would cause a default under the indenture that will govern the notes, which could result in defaults under our other debt agreements and have material adverse consequences for us and the holders of the notes.

        In addition, case law suggests that, in the event that incumbent directors are replaced as a result of a contested election, issuers may nevertheless avoid triggering a change of control under a clause similar to third bullet of the definition of "Change of Control" under the caption "Description of the Notes—Change of Control" in this prospectus supplement, if the outgoing directors were to approve the new directors for the purpose of avoiding the triggering of such change of control clause.

Redemption may adversely affect your return on the notes.

        We have the right to redeem some or all of the notes prior to maturity, as described under "Description of the Notes—Optional Redemption" in this prospectus supplement. We may redeem the notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the notes.

The notes will be effectively subordinated in right of payment to any future secured indebtedness to the extent of the assets securing such indebtedness.

        The notes will be unsecured and effectively subordinated in right of payment to any future secured indebtedness to the extent of the assets securing such indebtedness. Although the indenture limits our ability to incur liens on our Principal Property (as defined under "Description of the Senior Debt Securities—Definitions" in the accompanying prospectus), the notes will be effectively subordinated to any future debt secured by Principal Property to the extent permitted by the indenture or by any of our other assets. In the event of our liquidation or insolvency or other events of default on any such secured debt or upon acceleration of the notes in accordance with their terms, we will be permitted to make payment on the notes only after any such secured debt has been paid in full. After paying any such secured debt in full, we may not have sufficient assets remaining to pay any or all amounts due on the notes. In the event of our bankruptcy, liquidation or reorganization or upon acceleration of the notes, payment on the notes could be less, ratably, than on any such secured debt.

The notes will be structurally subordinated to any indebtedness of our subsidiaries.

        The notes will be structurally subordinated to any indebtedness of our subsidiaries. Our subsidiaries are separate and distinct legal entities, and none of our subsidiaries will guarantee the notes or otherwise have any obligations to make payments in respect of the notes. As a result, claims of holders of the notes will be effectively subordinated to the indebtedness and other liabilities of our subsidiaries. In the event of any bankruptcy, liquidation, dissolution or similar proceeding involving one of our subsidiaries, any of our rights or the rights of the holders of the notes to participate in the assets of that subsidiary will be effectively subordinated to the claims of creditors of that subsidiary, and following payment by that subsidiary of its liabilities, the subsidiary may not have sufficient assets remaining to make payments to us as a shareholder or otherwise. As of June 30, 2014, on an as-adjusted basis after giving effect to this offering of the notes and the application of the net proceeds thereof, as more fully described in "Use of Proceeds" in this prospectus supplement, our subsidiaries would have had approximately $4.9 million of indebtedness to which the notes would have been structurally subordinated.

        In addition, certain of our subsidiaries are guarantors under our revolving credit facility. Accordingly, the notes will be structurally subordinated to such subsidiaries' obligations to guarantee our indebtedness under our revolving credit facility.

Our cash flow and our ability to service our indebtedness, including the notes, is partially dependent upon the earnings of our subsidiaries.

        The notes are exclusively our obligations. Our cash flow and our ability to service our indebtedness, including the notes, is partially dependent upon the earnings of our subsidiaries. In addition, we are particularly dependent on the distribution of earnings, loans or other payments by our subsidiaries to us. Our subsidiaries are separate and distinct legal entities. Our subsidiaries will have no obligation to pay any amounts due on the notes or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or other payments. In addition, any payment of dividends, distributions, loans or advances by our subsidiaries to us could be subject to statutory or contractual restrictions. Payments to us by our subsidiaries will also be contingent upon our subsidiaries' earnings and business considerations. Our right to receive any assets of any subsidiary upon its liquidation or reorganization, and, therefore, our right to participate in those assets, will be effectively subordinated to the claims of that subsidiary's creditors, including trade creditors. In addition, even if we were a creditor of any of our subsidiaries our right as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to the indebtedness held by us.

USE OF PROCEEDS

        We anticipate that the net proceeds to us from the sale of the notes will be approximately $744.8 million after deducting the estimated underwriting discounts and estimated offering expenses payable by us.

        We intend to use the net proceeds of this offering to repay all of our outstanding $600 million 4.75% Senior Notes due November 15, 2014 and for general corporate purposes. Prior to November 15, 2014, we intend to use the net proceeds of this offering to repay amounts outstanding under our revolving credit facility or our uncommitted and unsecured credit facility. For more information about our credit facilities, see "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources" under Item 2 in our Quarterly Report on Form 10-Q for the period ended June 30, 2014, which is incorporated by reference herein.

        Certain of the underwriters or their affiliates hold a portion of the indebtedness that we intend to repay using the net proceeds of this offering or are lenders, joint lead arrangers or joint book runners under our revolving credit facilities. Because more than 5% of the net proceeds of the offering of the notes will received by underwriters or their respective affiliates, this offering will be conducted in compliance with the requirements of FINRA Rule 5121. See "Underwriting—Conflicts of Interest" in this prospectus supplement.

CAPITALIZATION

        The following table sets forth our consolidated capitalization as of June 30, 2014 on an unaudited historical basis and on an as-adjusted basis to give effect to the sale of the $750 million principal amount of notes offered hereby and the application of the estimated net proceeds of this offering as if the offering had occurred on June 30, 2014. See "Use of Proceeds" in this prospectus supplement.

        This table should be read in conjunction with the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations," and our consolidated financial statements and related notes in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and our Quarterly Report on Form 10-Q for the period ended June 30, 2014, each of which is incorporated by reference herein.

	June 30, 2014
(In thousands)	Historical	As Adjusted
Indebtedness:
Short-term borrowings:
Unsecured Credit Agreement	$200,000	200,000
4.75% Senior Notes due 2014 (less unamortized interest of $75)	599,925	—
Other	745	745

Total short-term borrowings	800,670	200,745

Long-Term debt and obligations under capital lease:
Unsecured revolving credit facility	290,000	145,787
4.00% Senior Notes due 2022 (less unamortized interest of $963)	499,037	499,037
2.55% Senior Notes due 2019 (less unamortized interest of $1,057)	748,943	748,943
1.550% Senior Notes due 2017, offered hereby (less unamortized interest $383)	—	374,617
3.125% Senior Notes due 2021, offered hereby (less unamortized interest $330)	—	374,670
Other	4,911	4,911

Total long-term debt	1,542,891	2,147,965

Total indebtedness	2,343,561	2,348,710

Total equity	2,998,589	2,998,589

Total capitalization	5,342,150	5,347,299

DESCRIPTION OF THE NOTES

        The following description of notes should be read together with the description set forth in the accompanying prospectus under the heading "Description of the Senior Debt Securities." In the event that information in this prospectus supplement is inconsistent with information in the accompanying prospectus, you should rely on this prospectus supplement.

        The description of notes in this prospectus supplement and the accompanying prospectus is only a summary and is intended to be a useful overview of the material provisions of the notes and the indenture, but is not intended to be comprehensive. Since this description of notes is only a summary, you should refer to the indenture for a complete description of our obligations and your rights thereunder. We have filed a copy of the indenture as an exhibit to the registration statement of which the accompanying prospectus is a part.

        The notes are a series of "senior debt securities" as described in the accompanying prospectus. We will issue the notes under an indenture, dated as of November 5, 2009 (as such indenture has been and may be amended from time to time, the "indenture"), between us and The Bank of New York Mellon, as trustee. The terms of the notes include those expressly set forth in the indenture and those made part of the indenture by referencing the Trust Indenture Act of 1939, as amended.

        We may, without notice to, or the consent of, the registered holders of the notes, issue an unlimited principal amount of additional notes having identical terms and conditions as the notes, other than, in each case, the issue date, issue price and, in some cases, the first interest payment date. We will only be permitted to issue such additional notes if, at the time of such issuance, we are in compliance with the covenants contained in the indenture. Any additional notes will be part of the same issue as the series of notes offered hereby and will vote on all matters with the holders of these notes.

        When we refer to "we," "us" or "our" in this section, we refer only to Amphenol Corporation, the issuer of the notes, and not to our subsidiaries. Unless otherwise defined in this section below, capitalized terms used in this "Description of the Notes" section are defined under "Description of the Senior Debt Securities—Definitions" in the accompanying prospectus.

General

        The 2017 Notes will be initially limited to $375,000,000 aggregate principal amount in this offering and the 2021 Notes will be initially limited to $375,000,000 aggregate principal amount in this offering, however, we may issue additional notes at a later time that will be part of the same issue as the series of notes offered hereby as described above. The notes will be issued only in fully registered form, without coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The 2017 Notes will mature on September 15, 2017 and the 2021 Notes will mature on September 15, 2021 (the "stated maturity date") unless earlier redeemed by us, and upon surrender will be repaid at 100% of the principal amount thereof. Principal of and premium, if any, and interest on the notes are payable in immediately available funds in U.S. dollars, or in such other coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

        The 2017 Notes will bear interest at the rate of 1.550% per annum and the 2021 Notes will bear interest at the rate of 3.125% per annum from September 12, 2014, or from the most recent interest payment date to which interest has been paid or provided for. Interest on the notes shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest on the notes will be payable semi-annually on each March 15 and September 15 (each such date is referred to as an "interest payment date"), beginning on March 15, 2015, until the principal amount has been paid or made available for payment, to holders of notes at the close of business on the March 1 or September 1, as the case may be, immediately preceding the applicable interest payment date (each such date is referred to as an "interest record date").

        Principal of and premium, if any, and interest on the notes will be payable, and the notes may be exchanged or transferred, at our office or agency in the Borough of Manhattan, The City of New York (which initially shall be the corporate trust office of the trustee, at 101 Barclay Street, 8th Floor West, New York, New York 10286), except that, at our option, payment of interest may be made by check mailed to the registered holders of the notes at their registered addresses. No service charge will be made for any registration of transfer or exchange of notes, but we or the trustee may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection with such transfer or exchange.

        In any case where the date of payment of the principal of or premium, if any, or interest on the notes, including the date, if any, fixed for redemption or repurchase of the notes, shall not be a "business day" (as defined below), then payment of principal, premium or interest need not be made on that date at such place but may be made on the next succeeding business day, with the same force and effect as if made on the applicable payment date or the date fixed for redemption or repurchase, and no interest shall accrue for the period after that date. A "business day" shall mean a day that is not, in New York City, a Saturday, Sunday, a legal holiday or a day on which banking institutions are authorized or obligated by law to close.

Optional Redemption

        We may redeem some or all of the 2017 Notes at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption, plus a "make-whole" premium. Prior to August 15, 2021 (one month prior to the maturity date), we may redeem some or all of the 2021 Notes at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption, plus a "make-whole" premium. Upon redemption of the notes, we will pay a redemption price equal to the greater of:

  (1)
  100% of the principal amount of the notes to be redeemed; and

  (2)
  the sum of the present values of the Remaining Scheduled Payments (as defined below) of the 2017 Notes and 2021 Notes, as applicable, being redeemed, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below), plus 10 basis points (in the case of the 2017 Notes) and plus 15 basis points (in the case of the 2021 Notes).

In the case of each of clauses (1) and (2) above, accrued and unpaid interest on the notes will be payable to the date of redemption.

        On or after August 15, 2021 (one month prior to the maturity date), we may redeem the 2021 Notes in whole or in part, at our option, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption.

        For purposes of this "—Optional Redemption" section, the following terms have the following meanings:

        "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the notes to be redeemed that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.

        "Comparable Treasury Price" means, with respect to any date of redemption, (a) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (b) if fewer than four such Reference Treasury Dealer Quotations are provided to us, the average of all such quotations.

        "Independent Investment Banker" means the Reference Treasury Dealer appointed by us.

        "Reference Treasury Dealer" means (i) each of J.P. Morgan Securities LLC and TD Securities (USA) LLC and a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer") selected by Mitsubishi UFJ Securities (USA), Inc., and their respective successors, provided, however, that if any of the foregoing ceases to be a Primary Treasury Dealer, we will substitute therefor another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealers selected by us.

        "Remaining Scheduled Payments" means, with respect to each note to be redeemed, the remaining scheduled payments of the principal (or of the portion) thereof and interest thereon that would be due after the related date of redemption therefor but for such redemption; provided, however, that, if that date of redemption is not an interest payment date with respect to such note, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to that date of redemption.

        "Treasury Rate" means, with respect to any date of redemption, the rate per annum equal to the semi-annual equivalent yield to maturity, computed as of the second Business Day immediately preceding that date of redemption, of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that date of redemption.

        Notice of any redemption will be mailed at least 30 days but not more than 60 days before the date of redemption to each holder of notes to be redeemed. If less than all the notes are to be redeemed, the notes to be redeemed shall be selected by the trustee by such method as the trustee deems fair and appropriate and as long as notes are in global book-entry form, the notes to be redeemed shall be selected as determined by DTC's applicable procedures. Unless we default in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on the notes or portions thereof called for redemption.

        Except as described above, the notes will not be redeemable by us prior to maturity and will not be entitled to the benefit of any sinking fund.

        We may acquire notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the indenture.

        The trustee shall not be responsible for performing or verifying any calculations required in connection with a redemption.

Ranking

        The notes will be senior unsecured and unsubordinated indebtedness and will rank equally with all of our existing and future senior unsecured and unsubordinated indebtedness, including our 4.00% Senior Notes due 2022, our 2.55% Senior Notes due 2019 and our 4.75% Senior Notes due 2014 and any borrowings under our revolving credit facilities. However, the notes are structurally subordinated to the indebtedness of our subsidiaries and effectively subordinated to any future secured indebtedness to the extent of the value of the assets securing such indebtedness.

        As of June 30, 2014, on an as-adjusted basis after giving effect to this offering of the notes and the application of the net proceeds thereof:

  •
  we would have had approximately $2.3 billion of unsecured and unsubordinated indebtedness (including the notes, our 4.00% Senior Notes due 2022, our 2.55% Senior Notes due 2019, our revolving credit facility and our uncommitted credit facility);

  •
  we would have $0.8 million of secured indebtedness to which the notes would have been effectively subordinated; and

  •
  our subsidiaries would have had approximately $4.9 million of indebtedness to which the notes would have been effectively subordinated.

        The notes will be structurally subordinated to any indebtedness of our subsidiaries. Our subsidiaries are separate and distinct legal entities, and none of our subsidiaries will guarantee the notes or otherwise have any obligations to make payments in respect of the notes. As a result, claims of holders of the notes will be effectively subordinated to the indebtedness and other liabilities of our subsidiaries. In the event of any bankruptcy, liquidation, dissolution or similar proceeding involving one of our subsidiaries, any of our rights or the rights of the holders of the notes to participate in the assets of that subsidiary will be effectively subordinated to the claims of creditors of that subsidiary, and following payment by that subsidiary of its liabilities, the subsidiary may not have sufficient assets remaining to make payments to us as a shareholder or otherwise. In addition, certain of our subsidiaries are guarantors under our revolving credit facility. Accordingly, the notes will be structurally subordinated to such subsidiaries' obligations to guarantee our indebtedness under our revolving credit facility.

        We are obligated to pay reasonable compensation to the trustee and to indemnify the trustee against certain losses, liabilities and expenses incurred by the trustee in connection with its duties relating to the notes. The trustee's claims for these payments will generally be senior to those of holders of the notes in respect of all funds collected or held by the trustee.

Change of Control

        If a Change of Control Repurchase Event occurs, unless we have exercised our right to redeem all of the notes as described under "—Optional Redemption" above, each holder will have the right to require us to repurchase all or any part (equal to $2,000 and integral multiples of $1,000 in excess thereof) of such holder's notes pursuant to the offer described below (the "Change of Control Offer"), at a purchase price in cash equal to 101% of the principal amount of the notes, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase (subject to the right of holders of record on the relevant interest record date to receive interest due on the relevant interest payment date).

        Within 30 days following any Change of Control Repurchase Event, or at our option, prior to any Change of Control but after the public announcement of the pending Change of Control, we will send, by first class mail, a notice to each holder, with a copy to the trustee, which notice will govern the terms of the Change of Control Offer, stating:

  (i)
  that such Change of Control Repurchase Event has occurred or is pending and that such holder has the right to require us to repurchase such holder's notes at a purchase price in cash equal to 101% of the principal amount of the notes, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase (subject to the right of holders of record on the relevant interest record date to receive interest due on the relevant interest payment date) (the "Change of Control Payment");

  (ii)
  if such notice is mailed prior to the date of consummation of the Change of Control, that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date;

  (iii)
  the date of repurchase (which shall be no earlier than 30 days nor later than 60 days from the date the Change of Control Offer is mailed) (the "Change of Control Payment Date"); and

  (iv)
  the procedures determined by us, consistent with the indenture, that a holder must follow in order to have its notes repurchased.

        On the Change of Control Payment Date, we will, to the extent lawful:

  (a)
  accept for payment all notes or portions of notes (equal to $2,000 and integral multiples of $1,000 in excess thereof) properly tendered pursuant to the Change of Control Offer;

  (b)
  deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes so tendered; and

  (c)
  deliver or cause to be delivered to the trustee the notes so accepted together with an officers' certificate stating the aggregate principal amount of notes or portions of notes being repurchased by us and, to the extent applicable, an executed new note or notes evidencing any unpurchased portion of any note or notes surrendered for which the trustee shall be required to authenticate and deliver a new note or notes as provided below.

        The trustee will promptly mail, or cause the paying agent to promptly mail, to each holder of notes so tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any, provided that each such new note will be in a principal amount of $2,000 and integral multiples of $1,000 in excess thereof.

        If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid to the person in whose name a note is registered at the close of business on such interest record date, and no additional interest will be payable to holders who tender pursuant to the Change of Control Offer.

        Except as described above with respect to a Change of Control Repurchase Event, the indenture does not contain provisions that permit the holders to require us to repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

        We will not be required to make the Change of Control Offer upon a Change of Control Repurchase Event if a third party makes an offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to the Change of Control Offer made by us and repurchases all notes validly tendered and not withdrawn under such offer.

        We will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Offer provisions of the notes by virtue of any such conflict.

        Our ability to repurchase notes pursuant to the Change of Control Offer may be limited by a number of factors. Certain events that may constitute a change of control under our other senior indebtedness and indebtedness of our subsidiaries and cause a default under the agreements related to such indebtedness may not constitute a Change of Control Repurchase Event under the indenture. Future indebtedness of ours and our subsidiaries may also contain prohibitions of certain events that would constitute a Change of Control Repurchase Event or require such indebtedness to be repurchased upon a Change of Control Repurchase Event. Moreover, any exercise by the holders of our 4.75% Senior Notes due 2014, our 4.00% Senior Notes due 2022 or our 2.55% Senior Notes due 2019 of their right to require us to repurchase their notes could cause a default under such indebtedness, even if a Change of Control Repurchase Event itself does not, due to the financial effect of such repurchases on us. Finally, our ability to pay cash to the holders upon a repurchase may be limited by our then existing financial resources. We cannot assure you that sufficient funds will be available when necessary to make any required repurchases.

        Even if sufficient funds were otherwise available, the terms of our future indebtedness may prohibit our prepayment of the notes before their scheduled maturity. Consequently, if we are not able to prepay our senior indebtedness and any such other indebtedness containing similar restrictions or obtain requisite consents, we will not be able to fulfill our repurchase obligations if holders of notes exercise their repurchase rights following a Change of Control Repurchase Event, resulting in a default under the indenture. A default under the indenture will result in a cross-default under our other senior indebtedness, including under our revolving credit facility.

        The Change of Control Repurchase Event provisions described above may deter certain mergers, tender offers and other takeover attempts involving us by increasing the capital required to effectuate such transactions. The definition of "Change of Control" below includes a disposition of all or substantially all of our property and assets and our subsidiaries taken as a whole to any person. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of "all or substantially all" of the property or assets of a person. As a result, it may be unclear as to whether or not a Change of Control, and thus a Change of Control Repurchase Event, has occurred and whether or not a holder of notes may require us to make an offer to repurchase the notes as described above. The provisions under the indenture relative to our obligation to make an offer to repurchase the notes as a result of a Change of Control Repurchase Event may be waived or modified with the written consent of the holders of a majority in principal amount of the outstanding notes.

        For purposes of this "—Change of Control" section, the following terms have the following meanings:

        "Change of Control" means:

  •
  the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any "person" (as such term is used in Sections 13(d)(3) of the Exchange Act) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of our Voting Stock (or our successor by merger, consolidation or purchase of all or substantially all of our assets) (for the purposes of this clause, such person shall be deemed to beneficially own any of our Voting Stock held by a parent entity, if such person "beneficially owns" (as defined above), directly or indirectly, more than a majority of the voting power of the Voting Stock of such parent entity); or

  •
  we consolidate with, or merge with or into, any person, or any person consolidates with, or merges with or into, us, in any such event pursuant to a transaction in which any of our outstanding Voting Stock or outstanding Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of our Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person immediately after giving effect to such transaction; or

  •
  the first day on which a majority of the members of our board of directors are not Continuing Directors; or

  •
  the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our assets and the assets of the subsidiaries taken as a whole to any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than to us or one of our subsidiaries; or

  •
  the adoption by our stockholders of a plan or proposal for our liquidation or dissolution.

        Notwithstanding the foregoing, a transaction will not be considered to be a Change of Control if (a) we become a direct or indirect wholly owned subsidiary of a holding company and (b) immediately following that transaction, (1) the direct or indirect holders of the Voting Stock of the holding company are substantially the same as the holders of our Voting Stock immediately prior to that transaction or (2) no person or group is the beneficial owner, directly or indirectly, of more than a majority of the total voting power of the Voting Stock of the holding company.

        "Change of Control Repurchase Event" means the occurrence of both a Change of Control and a Rating Decline with respect to such Change of Control. Notwithstanding anything in this "—Change of Control" section, no Change of Control Repurchase Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

        "Continuing Directors" means, as of any date of determination, any member of our board of directors who (a) was a member of our board of directors on the date of issuance of the notes or (b) was nominated for election or elected to our board of directors with the approval of a majority of the Continuing Directors who were members of our board of directors at the time of such nomination or election.

        "Investment Grade" means BBB- or higher by S&P and Baa3 or higher by Moody's, or the equivalent of such ratings by S&P or Moody's or, if either S&P or Moody's shall not make a rating on the notes publicly available, another Rating Agency.

        "Moody's" means Moody's Investors Service Inc. and its successors.

        "Rating Agency" means each of S&P and Moody's or, to the extent S&P or Moody's or both do not make a rating on the notes publicly available, a "nationally recognized statistical rating organization" (within the meaning of Section 3(a)(62) under the Exchange Act) or "organizations", as the case may be, selected by us (as certified by a resolution of our board of directors), which shall be substituted for S&P or Moody's, or both, as the case may be.

        "Rating Decline" means, with respect to a Change of Control, the notes cease to be rated Investment Grade by each Rating Agency on any date during the period ("Trigger Period") from the date of the public notice of an arrangement that could result in such Change of Control until 60 days following the consummation of such Change of Control (which Trigger Period will be extended for so long as the rating on the notes is under publicly announced consideration for a possible downgrade by either of the Rating Agencies).

        "S&P" means Standard & Poor's Ratings Service, a Standard & Poor's Financial Services LLC business, and its successors.

        "Voting Stock" of any specified person as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors, managers or trustees, as applicable, of such person.

Additional Information

        See "Description of the Senior Debt Securities" in the accompanying prospectus for additional important information about the notes, including general information about the indenture, amendments and waivers to the indenture and the notes, permissible transfer and exchange of the notes, defeasance, the governing law of the indenture and the notes, the trustee, book-entry delivery and settlement of the notes, as well as a description of additional restrictions and covenants contained in the indenture, and a description of the events of default under the indenture.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

        The following is a summary of the material U.S. federal income tax consequences of the purchase, ownership and disposition of the notes. Except where noted, this summary deals only with notes held as capital assets by holders who purchase notes in this offering at their issue price, which for each series of notes is the first price at which a substantial amount of the notes of that series is sold to investors, excluding sales to the underwriters or to similar persons acting in the capacity of placement agents or wholesalers. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the Code, the Treasury Regulations promulgated thereunder and judicial and administrative rulings and decisions now in effect, all of which are subject to change or differing interpretations, possibly with retroactive effect. This summary does not purport to address all aspects of U.S. federal income taxation that may affect particular investors in light of their individual circumstances, or certain types of investors subject to special treatment under the U.S. federal income tax laws, such as persons that mark to market their securities, financial institutions, regulated investment companies, real estate investment trusts, corporations subject to the accumulated earnings tax, holders subject to the alternative minimum tax, individual retirement and other tax-deferred accounts, tax-exempt organizations, brokers, dealers in securities, currencies or commodities, certain former U.S. citizens or long-term residents, U.S. holders (as defined below) whose functional currency is not the U.S. dollar, insurance companies, persons that hold notes as part of a hedge against currency or interest rate risks or that hold notes as part of a position in a constructive sale, straddle, conversion transaction or other integrated transaction for U.S. federal income tax purposes, partnerships or other pass-through entities and investors in such entities and subsequent purchasers of the notes. This summary does not address any aspect of state, local or foreign taxation or any U.S. federal tax other than the income tax.

        For purposes of this summary, a "U.S. holder" is a beneficial owner of a note that is, for U.S. federal income tax purposes:

  (i)
  an individual citizen or resident of the United States;

  (ii)
  a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  (iii)
  an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

  (iv)
  a trust, if (a) a court within the United States is able to exercise primary jurisdiction over administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust or (b) it has a valid election in effect to be treated as a U.S. person.

        For purposes of this summary, a "non-U.S. holder" is a beneficial owner of a note that is neither a U.S. holder nor a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes).

        If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Partnerships that hold notes (and partners in such partnerships) should consult their tax advisors.

        Each holder should consult its own tax advisor to determine the federal, state, local, foreign and other tax consequences of the purchase, ownership and disposition of the notes in light of its own particular circumstances. This summary of the material U.S. federal income tax consequences is for general information only and not tax advice.

U.S. holders

        Repurchase upon a Change of Control.    It is possible that the U.S. Internal Revenue Service, or the IRS, could assert that our redemption of the notes for an amount equal to 101% of the principal amount of the notes plus accrued and unpaid interest pursuant to a Change of Control Repurchase Event would result in a "contingent payment." Under the applicable Treasury Regulations, the possibility that any "contingent payment" will be made should not affect the amount or timing of interest income a U.S. holder will recognize if there is only a remote likelihood that such payment will be made or such contingency is incidental, both as determined as of the date of issuance of the notes. We intend to take the position for U.S. federal income tax purposes that the likelihood that the notes will be so redeemed is remote and/or such contingencies are incidental. Therefore, the possibility that such payments may be made should not affect the amount or timing of income a U.S. holder will recognize unless the U.S. holder actually becomes entitled to such payments. Our determination that these contingencies are remote or incidental is not, however, binding on the IRS, which could challenge this position. If such challenge were successful, a U.S. holder might be required to accrue income on the notes in excess of stated interest, and to treat any income realized on the taxable disposition of a note before the resolution of the contingencies as ordinary income rather than capital gain. In the event a contingent payment actually occurs, it would affect the amount and timing of the income that a U.S. holder would recognize. The remainder of this summary assumes that our treatment of the possible redemption of the notes pursuant to a Change of Control Repurchase Event is correct.

        Payments of Interest.    It is anticipated, and this discussion assumes, that the notes will not be issued at a discount from the principal amount of the notes, or, if they are issued at a discount, any such discount will be less than the statutory de minimis amount. Generally, stated interest on a note will be includible in a U.S. holder's gross income and taxable as ordinary income for U.S. federal income tax purposes at the time such interest is paid or accrued in accordance with such holder's regular method of tax accounting.

        Sale, Exchange, Redemption or Retirement of a Note.    A U.S. holder generally will recognize capital gain or loss upon a sale, exchange, redemption, retirement or other taxable disposition of a note measured by the difference, if any, between (i) the amount of cash and the fair market value of any property received (except to the extent that the cash or other property received in respect of a note is attributable to the payment of accrued interest on the note, which amount will be treated as a payment of interest) and (ii) the U.S. holder's adjusted tax basis in the note. The gain or loss will be long-term capital gain or loss if the note has been held for more than one year at the time of the sale, exchange, redemption, retirement or other taxable disposition. Long-term capital gains of non-corporate holders may be eligible for reduced rates of taxation. The deductibility of capital losses by both corporate and non-corporate holders is subject to limitations. A U.S. holder's adjusted basis in a note generally will be the amount paid for the note.

        Medicare Tax.    Certain U.S. holders that are individuals, estates or trusts will be subject to a 3.8% Medicare tax on all or a portion of their "net investment income," or "undistributed net investment income" (as applicable) which may include all or a portion of their interest income and net gains from the disposition of a note. U.S. holders that are individuals, estates or trusts should consult their tax advisors regarding the applicability of this tax on their investment in the notes.

        Information Reporting and Backup Withholding.    Information reporting will generally apply to reportable payments, including interest and principal on a note, to U.S. holders that are not exempt recipients. In addition, backup withholding will generally apply if the U.S. holder, among other things, (i) fails to furnish a social security number or other taxpayer identification number, or TIN, within a reasonable time after the request therefor, (ii) furnishes an incorrect TIN, (iii) fails to properly report the receipt of interest or dividends or (iv) under certain circumstances, fails to provide a certified statement, signed under penalties of perjury, that the TIN furnished is the correct number and that the holder is not subject to backup withholding. A U.S. holder that does not provide its correct TIN also may be subject to penalties imposed by the IRS.

        The current backup withholding rate is 28%. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a U.S. holder generally will be allowed as a refund or as a credit against that holder's U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. holders should consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining such exemption.

        Information reporting and backup withholding will not apply with respect to payments made to "exempt recipients" (such as corporations and tax-exempt organizations) provided, if requested, their exemptions from information reporting and backup withholding are properly established.

Non.-U.S. holders

        Payments of Interest.    Subject to the discussions below concerning backup withholding and FATCA, payments of interest on a note received or accrued by a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax, as long as the non-U.S. holder:

  •
  does not conduct a trade or business in the United States with respect to which the interest is effectively connected;

  •
  does not actually, indirectly or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote, within the meaning of Section 871(h)(3) of the Code;

  •
  is not a "controlled foreign corporation" with respect to which we are a "related person" within the meaning of Section 881(c)(3)(C) of the Code;

  •
  is not a bank whose receipt of the interest is described in Section 881(c)(3)(A) of the Code; and

  •
  satisfies the certification requirements described below.

        The certification requirements will be satisfied if either (a) the beneficial owner of the note timely certifies, under penalties of perjury, to us or to the person who otherwise would be required to withhold U.S. tax that such owner is a non-U.S. holder and provides its name and address or (b) a custodian, broker, nominee or other intermediary acting as an agent for the beneficial owner (such as a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business) that holds the note in such capacity timely certifies, under penalties of perjury, to us or to the person who otherwise would be required to withhold U.S. tax that such statement has been received from the beneficial owner of the note by such intermediary, or by any other financial institution between such intermediary and the beneficial owner, and furnishes to us or to the person who otherwise would be required to withhold U.S. tax a copy thereof. In general, the foregoing certification may be provided on a properly completed IRS Form W-8BEN, IRS Form W-8BEN-E or IRS W-8IMY, as applicable.

        A non-U.S. holder that is not exempt from tax under the foregoing rules generally will be subject to U.S. federal income tax withholding on payments of interest at a rate of 30% unless:

  •
  the interest is effectively connected with a U.S. trade or business conducted by such holder (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained in the United States by the non-U.S. holder), in which case the non-U.S. holder will be subject to U.S. federal income tax on a net income basis at the rate applicable to U.S. holders generally; or

  •
  an applicable income tax treaty provides for a lower rate of, or exemption from, withholding tax.

        To claim the benefit of an income tax treaty or to claim exemption from withholding because income is effectively connected with a U.S. trade or business, the non-U.S. holder must timely provide the appropriate, properly executed IRS forms. Certification to claim income is effectively connected with a U.S. trade or business is generally made on IRS Form W-8ECI. Certification to claim the benefit of an income tax treaty is generally made on IRS Form W-8BEN or IRS Form W-8BEN-E. These forms may be required to be periodically updated.

        A non-U.S. holder that is treated as a corporation for U.S. federal income tax purposes and has effectively connected interest income (as described in the first bullet point above) may also, under certain circumstances, be subject to a "branch profits tax," at a 30% rate (unless the rate is reduced or eliminated by an applicable income tax treaty) on its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

        Sale, Exchange, Redemption or Retirement of a Note.    Subject to the discussion below concerning backup withholding and FATCA, a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized on the sale, exchange, redemption, retirement or other taxable disposition of a note unless (a) such gain is effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained in the United States by the non-U.S. holder) or (b) in the case of a non-U.S. holder who is an individual, the holder is present in the United States for 183 days or more during the taxable year in which such gain is realized and certain other conditions exist.

        Except to the extent that an applicable income tax treaty otherwise provides, generally a non-U.S. holder will be taxed in the same manner as a U.S. holder with respect to gain that is effectively connected with the non-U.S. holder's conduct of a U.S. trade or business. A non-U.S. holder that is treated as a corporation for U.S. federal income tax purposes may also, under certain circumstances, be subject to the branch profits tax as described above under "—Payments of Interest."

        Information Reporting and Backup Withholding.    Payments of interest to a non-U.S. holder, and amounts withheld from such payments, if any, generally will be reported to the IRS and to the non-U.S. holder. Copies of applicable IRS information returns may be made available under the provisions of a specific tax treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides. Non-U.S. holders are generally exempt from backup withholding and additional information reporting on payments of principal, premium (if any), or interest, provided that the non-U.S. holder (a) certifies its nonresident status on the appropriate IRS Form (or a suitable substitute form) and certain other conditions are met or (b) otherwise establishes an exemption. Backup withholding is not an additional tax. Any backup withholding tax generally will be allowed as a credit or refund against the non-U.S. holder's U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. Under current Treasury Regulations, payments on the sale, exchange, redemption, retirement or other taxable disposition of a note made to or through a U.S. office of a broker generally will be subject to information reporting and backup withholding unless the non-U.S. holder either certifies its foreign status under penalties of perjury on the applicable IRS Form W-8BEN, IRS Form W-8BEN-E, IRS Form W-8IMY or other applicable form (as described above) or such non-U.S. holder otherwise establishes an exemption. The payment of the proceeds on the disposition of a note by a non-U.S. holder to or through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting; provided, however, that no office of the same broker within the U.S. negotiated the sale or received instructions with respect to the sale from the payee. However, the payment of proceeds on the disposition of a note to or through a non-U.S. office of a U.S. broker or a U.S. Related Person (as defined below) generally will be subject to information reporting (but not backup withholding) unless the non-U.S. holder certifies its foreign status under penalties of perjury or otherwise establishes an exemption, or unless the broker has certain documentary evidence in its files as to the non-U.S. holder's foreign status and has no actual knowledge or reason to know that the non-U.S. holder is a U.S. person or that the conditions of any other exemptions are not in fact satisfied.

        For this purpose, a "U.S. Related Person" is (i) a "controlled foreign corporation" for U.S. federal income tax purposes, (ii) a foreign person 50% or more of whose gross income from all sources for a specified three-year period is derived from activities that are effectively connected with the conduct of a U.S. trade or business, (iii) a foreign partnership with certain connections to the United States, or (iv) a U.S. branch of a foreign bank or insurance company.

        FATCA.    Legislation enacted as part of the Hiring Incentives to Restore Employment Act (the "Hire Act"), commonly referred to as "FATCA", generally imposes U.S. federal withholding tax at a rate of 30% on (i) U.S. source interest and (ii) the gross proceeds from the sale or other disposition of, obligations that produce U.S. source interest after December 31, 2016, in each case if paid to certain foreign entities, either as beneficial owners or as intermediaries. In the case of payments made to a "foreign financial institution" as defined under FATCA (including, among other entities, an investment fund), subject to certain exceptions, the tax generally will be imposed unless such institution (i) collects and provides to the IRS or other relevant tax authorities certain information regarding U.S. account holders of such institution pursuant to an agreement with the IRS or applicable foreign law enacted in connection with an intergovernmental agreement and (ii) complies with obligations to withhold on certain payments to certain of its account holders and to certain other persons. In the case of payments made to a foreign entity that is not a foreign financial institution, subject to certain exceptions, the tax generally will be imposed unless such foreign entity provides the withholding agent (for provision to the IRS) either (i) a certification that it does not have any "substantial United States owners" as defined under FATCA or (ii) certain information regarding its substantial United States owners. Future Treasury Regulations or other guidance may modify these requirements. In addition, these requirements are subject to certain transition rules announced in IRS Notice 2014-33. Failure to comply with certification requirements under FATCA and the HIRE Act or an applicable intergovernmental agreement will result in 30% withholding. No additional amounts will be payable on account of any withholding obligation that is imposed with respect to payments on the notes as a result of the failure of any holder or beneficial owner of a note, or any intermediary through which it directly or indirectly owns such note, to comply with the requirements of FATCA.

        The HIRE Act also imposes U.S. return disclosure obligations (and related penalties for failure to disclose) on U.S. individuals that hold certain specified foreign financial assets (which include financial accounts in foreign financial institutions).

        Prospective investors should consult with their own tax advisors regarding the implications of FATCA and the HIRE Act on their investment in the notes.

 CERTAIN ERISA CONSIDERATIONS

        The following is a summary of certain considerations associated with the purchase of the notes by employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), by plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively, "Similar Laws"), and by entities whose underlying assets are considered to include assets of any such plan, account or arrangement (each, a "Plan").

General Fiduciary Matters

        ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an "ERISA Plan") and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the management of an ERISA Plan or over the management or disposition of an ERISA Plan's assets, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

        In considering an investment in the notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary's duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

        Governmental plans (as defined under Section 3(32) of ERISA), certain church plans (as defined under Section 3(33) of ERISA) and non-U.S. plans (as defined under Section 4(b)(4) of ERISA) are not subject to the fiduciary or prohibited transaction provisions of ERISA and the Code. Such plans may, however, be subject to Similar Laws which may affect their investment in the notes. Any fiduciary of such a governmental plan, church plan or non-U.S. plan considering an investment in the notes should determine the need for, and the availability, if necessary, of any exemptive relief under any applicable Similar Law.

Prohibited Transaction Issues

        Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving "plan assets" with persons or entities who are "parties in interest," within the meaning of ERISA, or "disqualified persons," within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and/or the Code. In addition, the fiduciary of an ERISA Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and/or the Code. The acquisition and/or holding of the notes by an ERISA Plan with respect to which we or the underwriters are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption.

        In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or "PTCEs," that may provide exemptive relief for direct or indirect prohibited transactions resulting from the sale, purchase or holding of the notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide limited relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities, the underwriters nor any of their respective affiliates (directly or indirectly) has or exercises any discretionary authority or control or renders any investment advice with respect to the ERISA Plan assets involved in the transaction, and provided further that the ERISA Plan pays no more than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

        Because of the foregoing, the notes should not be purchased or held by any person investing "plan assets" of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and/or the Code or a similar violation under any applicable Similar Laws.

Representation

        Accordingly, by acceptance of a note, each purchaser and subsequent transferee of a note will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire and hold the notes constitutes assets of any Plan or (ii) the purchase and holding of the notes by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws.

        The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the notes.

        Purchasers of the notes have the exclusive responsibility for ensuring that their purchase and holding of the notes complies with the fiduciary responsibility rules of ERISA and does not violate the prohibited transaction rules of ERISA, the Code or applicable Similar Laws.

UNDERWRITING (CONFLICTS OF INTEREST)

        We and the underwriters named below have entered into an underwriting agreement with respect to the notes. J.P. Morgan Securities LLC, Mitsubishi UFJ Securities (USA), Inc. and TD Securities (USA) LLC are acting as representatives of the several underwriters. Subject to the terms and conditions in the underwriting agreement, we have agreed to sell to each underwriter, and each underwriter has severally agreed to purchase from us, the principal amount of notes that appears opposite its name in the table below:

Name of Underwriters	Principal Amount of 2017 Notes	Principal Amount of 2021 Notes
J.P. Morgan Securities LLC	$93,750,000	$93,750,000
Mitsubishi UFJ Securities (USA), Inc.	$93,750,000	$93,750,000
TD Securities (USA) LLC	$93,750,000	$93,750,000
Santander Investment Securities Inc.	$28,125,000	$28,125,000
Citigroup Global Markets Inc.	$13,125,000	$13,125,000
Credit Agricole Securities (USA) Inc.	$13,125,000	$13,125,000
Mizuho Securities USA Inc.	$13,125,000	$13,125,000
SMBC Nikko Securities America, Inc.	$13,125,000	$13,125,000
U.S. Bancorp Investments, Inc.	$13,125,000	$13,125,000

TOTAL	$375,000,000	$375,000,000

        The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters have agreed to purchase all of the notes if any of them are purchased.

        The underwriters initially propose to offer the notes to the public at the public offering price that appears on the cover page of this prospectus supplement. The underwriters may offer the notes to selected securities dealers at the public offering price minus a concession of up to 0.250% of the principal amount of the 2017 Notes and up to 0.375% of the principal amount of the 2021 Notes. In addition, the underwriters may allow, and those selected dealers may reallow, a concession of up to 0.200% of the principal amount per 2017 Note and up to 0.250% of the principal amount per 2021 Note to certain other brokers or dealers. After the initial offering, the underwriters may change the public offering price and any other selling terms. The underwriters may offer and sell notes through certain of their affiliates. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or in part.

        In the underwriting agreement, we have agreed that:

  •
  We will pay our expenses related to the offering, which we estimate will be $1.3 million, excluding the underwriting discounts.

  •
  We will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in respect of those liabilities.

        The following table shows the underwriting discounts that we will pay to the underwriters in connection with this offering of the notes (expressed as a percentage of the principal amount of the notes):

Paid by the Company
Per 2017 Note	0.400%
Total	$1,500,000
Per 2021 Note	0.625%
Total	$2,343,750

        The notes are a new issue of securities with no established trading market. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system. The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so. The underwriters may discontinue any market making in the notes at any time without notice in their sole discretion. Therefore, we cannot assure you that a liquid trading market will develop for the notes, that you will be able to sell your notes at a particular time or that the prices that you receive when you sell will be favorable.

        In connection with this offering of the notes, the underwriters may engage in overallotments, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which creates a short position for the underwriters. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing or maintaining the price of the notes, as applicable. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the notes to be higher than it would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue them at any time.

        Certain of the underwriters and their affiliates have, from time to time, performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for us and our affiliates for which they received, or will receive, customary fees and expenses. For a discussion of certain conflicts of interest involving the underwriters, see "Conflicts of Interest."

        In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and instruments of ours or our affiliates. Certain of the underwriters and their affiliates that have a lending relationship with us routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Conflicts of Interest

        Certain of the underwriters or their respective affiliates hold a portion of the indebtedness that we intend to repay using the net proceeds of this offering or are lenders, joint lead arrangers or joint book runners under our revolving credit facilities. We intend to use a portion of the net proceeds from the sale of the notes to repay $600 million of our 4.75% Senior Notes due November 15, 2014. Prior to November 15, 2014, we intend to use all of the net proceeds from the sale of the notes to repay indebtedness owed by us to the underwriters or their respective affiliates who are lenders under our revolving credit facility or our uncommitted and unsecured credit facility. See "Use of Proceeds." Because more than 5% of the net proceeds of the offering of the notes will be received by underwriters or their respective affiliates, this offering will be conducted in compliance with the requirements of FINRA Rule 5121. Because the notes offered hereby have an investment grade rating, no "qualified independent underwriter" is required to be appointed in connection with the offering. However, the underwriters subject to FINRA Rule 5121 will not make any sales of the notes offered hereby to any discretionary account without the prior written approval of the customers.

Offering Restrictions

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State it has not made and will not make an offer of notes which are the subject of the offering contemplated by this prospectus to the public in that Relevant Member State other than:

  (a)
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  (b)
  to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant dealer or dealers nominated by us for any such offer; or

  (c)
  in any other circumstances falling within Article 3(2) of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer of notes to the public" in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, the expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

        This prospectus supplement is only being distributed to and is only directed at (i) persons who are outside the United Kingdom, (ii) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Order") or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). The notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

        The notes may not be offered or sold by means of any document other than (1) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance

(Cap.32, Laws of Hong Kong), or (2) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (3) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

        The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

        This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (1) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (2) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (3) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (1) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, or (2) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (a) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (b) where no consideration is given for the transfer; or (c) by operation of law.

LEGAL MATTERS

        The validity of the notes will be passed upon for us by Pillsbury Winthrop Shaw Pittman LLP, New York, New York and for the underwriters by Simpson Thacher & Bartlett LLP, New York, New York.

EXPERTS

        The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2013, and the effectiveness of Amphenol Corporation's internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

AMPHENOL CORPORATION

Senior Debt Securities

        We may offer from time to time, in one or more offerings, senior debt securities. This prospectus describes the general terms of these senior debt securities and the general manner in which we will offer them. We will provide a supplement to accompany this prospectus each time we offer any of these senior debt securities. The accompanying prospectus supplement will contain the terms of each series of senior debt securities, describe the specific manner in which we will offer such senior debt securities, and may also supplement, update or amend information contained in this prospectus. This prospectus may not be used to offer or sell any senior debt securities unless accompanied by a prospectus supplement. You should read this prospectus and the accompanying prospectus supplement, together with additional information described under the heading "Where You Can Find More Information" and "Incorporation of Certain Information by Reference," before you invest.

        We may offer and sell these senior debt securities, on a continuous or delayed basis, to or through one or more underwriters, dealers or agents, or directly to purchasers.

        Investing in our senior debt securities involves risks. See "Risk Factors" on page 3 of this prospectus, the risk factors included in our periodic reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, each of which is incorporated by reference herein, and any risk factors described in the accompanying prospectus supplement, for a discussion of certain risks you should consider carefully before investing in our senior debt securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 16, 2014

        In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus, the accompanying prospectus supplement, any free writing prospectus filed by us with the Securities and Exchange Commission and the registration statement of which this prospectus is a part. We have not authorized anyone to provide you with any other information. If you receive any different or inconsistent information, you should not rely on it.

        You should assume that the information contained in this prospectus, the accompanying prospectus supplement, any free writing prospectus and the documents incorporated by reference herein and therein, is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

        We are not making an offer to sell these senior debt securities in any jurisdiction where the offer or sale is not permitted.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), using a "shelf" registration, or continuous offering, process. Under this shelf registration process, we may, at any time and from time to time, issue and sell, in one or more offerings, the senior debt securities described in this prospectus.

        This prospectus provides you with a general description of the senior debt securities we may offer. Each time we sell senior debt securities, we will provide a prospectus supplement that accompanies this prospectus that will provide specific information about the terms of that offering and the offered senior debt securities, including the specific amounts and prices of the senior debt securities offered. The accompanying prospectus supplement may include or incorporate by reference a detailed and current discussion of any risk factors and will discuss any special considerations applicable to those securities, including the plan of distribution. The accompanying prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under "Where You Can Find More Information". Any information in the accompanying prospectus supplement that is inconsistent with this prospectus will modify or supersede the information in this prospectus.

        The registration statement we filed with the SEC includes exhibits that provide more detail of the matters discussed in this prospectus. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC's rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

        Before making your investment decision, you should read and carefully consider this prospectus, the accompanying prospectus supplement, and the related exhibits filed with the SEC, together with the additional information in the documents referred to in the sections entitled "Where You Can Find More Information" and "Incorporation of Certain Information by Reference" below. Information incorporated by reference after the date of this prospectus is considered a part of this prospectus and may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will modify or supersede the information in this prospectus.

        Unless otherwise stated, or the context otherwise requires, references in this prospectus to "we," "us," "our," "Amphenol" and "the Company" are to Amphenol Corporation and, as applicable, its consolidated subsidiaries.

FORWARD-LOOKING STATEMENTS

        Certain statements in this prospectus, the accompanying prospectus supplement and the documents incorporated by reference herein and therein, that are not purely historical information, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These forward-looking statements are often, but not always, made through the use of words or phrases such as "believe," "expect," "project," "plan," "intend," "anticipate," "estimate," "predict," "potential," "continue," "may," "should" "will," "would," "will be," "will continue," "will likely result," or the negative of these terms or similar expressions. These forward-looking statements include, but are not limited to, estimates, projections and information concerning our possible or assumed future business plans and strategies, results of operations, competitive position, potential operating performance improvements, the effects of competition and the effects of future legislation or regulations.

        These forward-looking statements are based on our expectations, assumptions, estimates and projections about our business and the industry in which we operate as of the respective dates on which such forward-looking statements are made, and are not guarantees of our future performance. These forward-looking statements are subject to a number of risks and uncertainties that cannot be predicted, quantified or controlled and that could cause actual results to differ materially from those set forth in, contemplated by, or underlying, the forward-looking statements. A discussion of some of the risks and uncertainties that could cause actual results and events to differ materially from these forward-looking statements is included in the section entitled "Part I, Item 1A. Risk Factors" in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, each of which is incorporated by reference herein. Because various factors could cause actual results or outcomes to differ materially from those expressed in these forward-looking statements, you should not place undue reliance on any of these forward-looking statements.

        Except as required by law, we do not undertake any obligation to update or publicly release any revisions to any forward-looking statement made by us or on our behalf to reflect new information, future events or changes in expectations after the date on which such forward-looking statement is made.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed a registration statement on Form S-3 with the SEC under the Securities Act. This prospectus is part of the registration statement, but the registration statement also contains or incorporates by reference additional information and exhibits. We are subject to the informational requirements of the Exchange Act and, in accordance with these requirements, we file reports and other information relating to our business, financial condition and other matters with the SEC. We are required to disclose in such reports certain information, as of particular dates, concerning our operating results and financial condition, officers and directors, principal holders of shares, any material interests of such persons in transactions with us and other matters. Our filed reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

        The SEC also maintains a website that contains reports and other information regarding registrants like us that file electronically with the SEC. The address of the SEC's website is: http://www.sec.gov.

        You can also obtain our Annual Reports, statements regarding our quarterly results, statements regarding any quarterly dividend payments, and other information about the Company at our website: http://www.amphenol.com. Our website and the information contained on our website are not part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" into this prospectus the information that we have filed with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and the information that we file later with the SEC will automatically update and, where applicable, modify or supersede the information in this prospectus and the documents listed below. We hereby "incorporate by reference" the following documents that have been previously filed with the SEC:

  •
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as amended by Amendment No. 1 on Form 10-K/A for the fiscal year ended December 31, 2012;

  •
  Our Quarterly Reports on Form 10-Q for the periods ended March 31, 2013, June 30, 2013 and September 30, 2013;

  •
  Our Current Reports on Form 8-K filed on January 17, 2013, January 24, 2013, April 3, 2013, May 24, 2013, July 8, 2013, October 21, 2013 and November 15, 2013; and

  •
  all of our future filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus until the offerings contemplated by this prospectus are completed or terminated.

        We are not, however, incorporating any documents or information that are deemed to have been furnished rather than filed in accordance with SEC rules.

        You may request a copy of these filings, at no cost, by writing or telephoning us at the following address and number:

    Investor Relations
    Amphenol Corporation
    358 Hall Avenue
    Wallingford, Connecticut 06492
    Telephone No: (203) 265-8900

RISK FACTORS

        Investing in our senior debt securities involves risks. In considering whether to purchase any senior debt securities, you should carefully consider the specific risks discussed under "Risk Factors" in the accompanying prospectus supplement. In addition to the information contained in this prospectus and the accompanying prospectus supplement, you should also carefully consider the information we have included or incorporated by reference in this prospectus and the accompanying prospectus supplement. In particular, you should carefully consider the risks described under the heading "Part I, Item 1A. Risk Factors" contained in our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q, each of which is incorporated by reference herein.

OUR COMPANY

        We are one of the world's largest designers, manufacturers and marketers of electrical, electronic and fiber optic connectors, interconnect systems, antennas, sensor and sensor-based products and coaxial and high-speed specialty cable. The Company was incorporated in 1987. Certain predecessor businesses, which now constitute part of the Company, have been in business since 1932. The primary end markets for our products are information technology and data communications, mobile devices, industrial, military, automotive, mobile networks, broadband communications and commercial aerospace.

        Our strategy is to provide our customers with comprehensive design capabilities, a broad selection of products and a high level of service on a worldwide basis while maintaining continuing programs of productivity improvement and cost control.

        Our principal executive offices are located at 358 Hall Avenue, Wallingford, Connecticut 06492, and our main telephone number is (203) 265-8900. Our website is located at http://www.amphenol.com.

USE OF PROCEEDS

        Unless we state otherwise in the accompanying prospectus supplement, we intend to use the net proceeds from the sale of the senior debt securities that may be offered hereby for general corporate purposes. General corporate purposes may include repayment or redemption of existing indebtedness, common stock repurchases under the Company's stock repurchase program and future acquisitions and strategic investment opportunities. The prospectus supplement relating to any specific offering of senior debt securities will contain a more detailed description of the use of proceeds of such offering.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth information regarding our ratio of earnings to fixed charges for the periods shown. For purposes of determining the ratio of earnings to fixed charges for all periods presented, earnings consist of income before income taxes plus fixed charges, less net income attributable to the noncontrolling interests in less than wholly-owned subsidiaries. Fixed charges for all periods presented consist of interest expense including amortization of deferred debt issuance costs and one third of rental expenses on operating leases, representing that portion of rent expense which management believes is representative of the interest component of rent expense.

For the nine months ended September 30,		For the fiscal years ended December 31,
2013	2012	2012	2011	2010	2009	2008
12.1	12.1	12.1	14.4	13.8	10.6	13.2

DESCRIPTION OF THE SENIOR DEBT SECURITIES

General

        The following is a summary of the general terms of the senior debt securities we may issue under an indenture (the "indenture"), between us and The Bank of New York Mellon, as trustee. The terms of the senior debt securities include those expressly set forth in the indenture and those made part of the indenture by referencing the Trust Indenture Act of 1939. The particular terms of the senior debt securities of any series and the extent, if any, to which such general terms may apply to the senior debt securities of such series will be described in the prospectus supplement applicable to the senior debt securities of such series. If there is any inconsistency between the information in this prospectus and the prospectus supplement applicable to the senior debt securities of such series, you should rely on the information in such accompanying prospectus supplement. This description of senior debt securities provides an overview of the material provisions of the senior debt securities and, to the extent applicable to the senior debt securities, the indenture. Since this description of senior debt securities is a summary, you should refer to the indenture for a complete description of our obligations and the rights of a holder of senior debt securities thereunder. We have filed a copy of the indenture as an exhibit to the registration statement of which this prospectus is a part.

        When we refer to "we," "us" or "our" in this section, we refer only to Amphenol Corporation, the issuer of the senior debt securities, and not to its subsidiaries. Unless otherwise defined in this prospectus, capitalized terms used in this "Description of the Senior Debt Securities" section are defined under "—Definitions" below.

        The senior debt securities will be our direct senior unsecured and unsubordinated indebtedness and will rank equally with all of our existing and future senior unsecured and unsubordinated indebtedness. However, the senior debt securities are structurally subordinated to the indebtedness of our subsidiaries and effectively subordinated to any secured debt to the extent of the value of the assets securing such indebtedness.

        There is no requirement under the indenture that future issuances of our senior debt securities be issued under the indenture, and in connection with future issuances of other senior debt securities, we will be free to use other indentures or instruments, which may contain provisions different from those contained in the indenture or applicable to one or more series of senior debt securities issued thereunder.

        The indenture does not limit the aggregate principal amount of senior debt securities that may be issued thereunder. The indenture provides that the senior debt securities may be issued in one or more series. The senior debt securities may be issued at various times and may have differing maturity dates and may bear different interest rates. The prospectus supplement applicable to the senior debt securities of any series will describe:

  •
  the designation and aggregate principal amount of the senior debt securities of such series and their authorized denominations (if other than $2,000 and integral multiples thereof);

  •
  the date or dates on which the senior debt securities of such series will mature;

  •
  the interest rate or rates, or method of calculation of such rate or rates, on the senior debt securities of such series, and the date from which such interest shall accrue;

  •
  the dates on which such interest will be payable or the method by which such dates are to be determined;

  •
  the record dates for payment of such interest;

  •
  any obligation to redeem or repurchase the senior debt securities of such series, whether pursuant to a sinking fund or analogous provision or at our option or the option of the holder thereof;

  •
  the period or periods within which, the price or prices at which, and the terms and conditions upon which, the senior debt securities of such series may be redeemed or repurchased, in whole or in part;

  •
  the inapplicability of any event of default or covenant set forth in the indenture relating to the senior debt securities, or the applicability of any other events of default or covenant in addition to the events of default or covenants set forth in the indenture relating to the senior debt securities; or

  •
  other specific terms applicable to the senior debt securities of such series.

        Principal of and premium, if any, and interest on the senior debt securities will be payable, and the senior debt securities may be exchanged or transferred, at our office or agency in the Borough of Manhattan, The City of New York (which initially shall be the corporate trust office of the trustee, at 101 Barclay Street, 8th Floor West, New York, New York 10286), except that, at our option, payment of interest may be made by check mailed to the registered holders of the senior debt securities at their registered addresses. No service charge will be made for any registration of transfer or exchange of senior debt securities, but we or the trustee may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection with such transfer or exchange.

        Unless otherwise indicated in the prospectus supplement applicable to the senior debt securities of any series, in any case where the date of payment of the principal of or premium, if any, or interest on the senior debt securities of any series, including the date, if any, fixed for redemption or repurchase of the senior debt securities of such series, shall not be a "business day" (as defined below), then payment of principal, premium or interest need not be made on that date at such place but may be made on the next succeeding business day. In the case of senior debt securities that bear interest at a fixed rate, the payment of principal, premium or interest made on such next succeeding business day will be made with the same force and effect as if made on the applicable payment date or the date fixed for redemption or repurchase, and no interest shall accrue for the period after that date. In the case of senior debt securities that bear interest at a floating rate, interest shall accrue to but excluding the date interest is paid. A "business day" shall mean a day that is not, in New York City, a Saturday, Sunday, a legal holiday or a day on which banking institutions are authorized or obligated by law to close.

Ranking

        The senior debt securities will be senior unsecured and unsubordinated indebtedness and will rank equally with all of our existing and future senior unsecured and unsubordinated indebtedness. However, the senior debt securities will be structurally subordinated to the indebtedness of our subsidiaries and effectively subordinated to any secured indebtedness to the extent of the value of the assets securing such indebtedness.

Trustee

        We are obligated to pay reasonable compensation to the trustee and to indemnify the trustee against certain losses, liabilities, expenses and certain taxes incurred by the trustee in connection with its duties relating to the senior debt securities. The trustee's claims for these payments will generally be senior to those of holders of senior debt securities in respect of all funds collected or held by the trustee.

Covenants

        Unless otherwise indicated in the prospectus supplement applicable to the senior debt securities of any series and except as discussed below, we are not restricted by the indenture from:

  •
  incurring any type of indebtedness or other obligation;

  •
  paying dividends or making distributions on our capital stock; or

  •
  purchasing or redeeming our capital stock.

        We are not required under the indenture to maintain any financial ratios or specified levels of net worth or liquidity.

        The indenture contains various covenants, including, among others, the following:

  Limitation on Liens

        So long as the senior debt securities of any series are outstanding under the indenture, neither we nor any Restricted Subsidiary will, directly or indirectly, issue, incur, create, assume or guarantee any indebtedness secured by a mortgage, security interest, pledge, lien, charge or other encumbrance upon any Principal Property or upon any shares of stock or indebtedness of any Restricted Subsidiary (whether such Principal Property, shares or indebtedness are now existing or owned or hereafter created or acquired), unless prior to or at the same time the senior debt securities of such series are equally and ratably secured with or, at our option, prior to such secured indebtedness. Mortgages, security interests, pledges, liens, charges and other encumbrances are collectively referred to in this prospectus as "mortgages."

        This restriction does not apply to:

  (1)
  mortgages on property, shares of stock or indebtedness or other assets of any entity existing at the time such entity becomes a Restricted Subsidiary, provided that such mortgage was not incurred in anticipation of such entity becoming a Restricted Subsidiary;

  (2)
  mortgages on property, shares of stock or indebtedness existing at the time of acquisition by us or any Restricted Subsidiary (which may include property previously leased by us and leasehold interests on the property, provided that the lease terminates prior to or upon the acquisition), provided that such mortgage was not incurred in anticipation of such acquisition;

  (3)
  mortgages on property, shares of stock or indebtedness to secure any indebtedness incurred prior to, at the time of, or within 270 days after, the latest of the acquisition of such property, shares of stock or indebtedness, or in the case of real property, the completion of construction, the completion of improvements or the beginning of substantial commercial operation of such real property for the purpose of financing all or any part of the purchase price of such real property, the construction thereof or the making of improvements thereto;

  (4)
  mortgages in favor of us or another Restricted Subsidiary;

  (5)
  mortgages existing at the time of the closing of the offering of the senior debt securities of such series;

  (6)
  mortgages on property or other assets of any entity existing at the time such entity is merged into or consolidated with either us or any Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of such entity as an entirety or substantially as an entirety to either us or any Restricted Subsidiary, provided that this mortgage was not incurred in anticipation of the merger or consolidation or sale, lease or other disposition;

  (7)
  mortgages in favor of the United States of America or any state, territory or possession thereof (or the District of Columbia) to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or cost of constructing or improving the property subject to such mortgages;

  (8)
  mortgages created in connection with a project financed with, and created to secure, a Nonrecourse Obligation;

  (9)
  mortgages securing all of the senior debt securities of such series outstanding under the indenture;

  (10)
  mortgages on accounts receivable securing our indebtedness; or

  (11)
  extensions, renewals or replacements of any mortgage referred to in clauses (1) through (10) above without increase of the principal of the indebtedness secured by the mortgage;

provided, however, that any mortgages permitted by any of the clauses above shall not extend to or cover any property of ours or that of any Restricted Subsidiary, as the case may be, other than the property specified in these clauses and improvements to this property.

        We and any Restricted Subsidiary are permitted to issue, incur, create, assume or guarantee indebtedness secured by a mortgage that would otherwise not be permitted without equally and ratably securing the senior debt securities of such series then outstanding under the indenture, if, after giving effect thereto and any concurrent retirement of indebtedness, the aggregate amount of all indebtedness secured by mortgages (not including mortgages permitted under clauses (1) through (11) above) does not at such time exceed 15% of Consolidated Net Tangible Assets.

  Limitation on Sale/Leaseback Transactions

        So long as the senior debt securities of any series are outstanding under the indenture, neither we nor any Restricted Subsidiary will enter into any "sale/leaseback transaction" (as defined below) with respect to any Principal Property, whether now owned or hereafter acquired by us or any Restricted Subsidiary, unless:

  (a)
  we or such Restricted Subsidiary would, at the time of entering into such arrangement, be able to incur indebtedness secured by a mortgage on the Principal Property involved in the transaction at least equal in amount to the Attributable Debt with respect to such sale/leaseback transaction, without equally and ratably securing the senior debt securities of such series under the covenant described in "—Limitation on Liens" above; or

  (b)
  the net proceeds of the sale of the Principal Property to be leased are at least equal to such Principal Property's fair market value, as determined by our board of directors, and the proceeds are applied within 180 days of the effective date of the sale/leaseback transaction to the purchase, construction, development or acquisition of assets that are Principal Property or to the repayment of senior indebtedness of us or any Restricted Subsidiary.

        This restriction does not apply to sale/leaseback transactions:

  •
  entered into prior to the time of the closing of the offering of the senior debt securities of such series;

  •
  between us and any Restricted Subsidiary or between Restricted Subsidiaries;

  •
  under which the rent payable pursuant to such lease is to be reimbursed under a contract with the U.S. Government or any instrumentality or agency thereof;

  •
  involving leases for a period of no longer than three years; or

  •
  in which the lease for the property or asset is entered into within 270 days after the date of acquisition, completion of construction or commencement of full operations of such property or asset, whichever is latest.

        A "sale/leaseback transaction" means an arrangement relating to property now owned or hereafter acquired whereby either we transfer, or any Restricted Subsidiary transfers, such property to a person and either we or any Restricted Subsidiary leases it back from such person.

        Notwithstanding the restrictions outlined in the preceding paragraphs, we and any Restricted Subsidiary will be permitted to enter into sale/leaseback transactions that would otherwise be subject to such restrictions, without complying with the requirements of clauses (a) and (b) above, if, after giving effect thereto, the aggregate amount of all Attributable Debt with respect to sale/leaseback transactions existing at such time that could not have been entered into except for the provisions described in this paragraph, together with the aggregate amount of all outstanding indebtedness secured by mortgages permitted by any of clauses (1) through (11) under "—Limitation on Liens" above, does not exceed 15% of Consolidated Net Tangible Assets.

  Merger, Consolidation or Sale of Assets

        We may, without the consent of the holders of any outstanding series of senior debt securities, consolidate with, sell, lease, convey or otherwise transfer all or substantially all of our assets to, or merge with or into, any other person or entity, provided that:

  (i)
  we shall be the continuing entity, or the successor entity formed from the consolidation or merger or the entity that received the transfer of the assets is organized and validly existing as a corporation under the laws of any state of the United States of America, or the District of Columbia, and expressly assumes, by supplemental indenture, the due and punctual payment of the principal of and premium, if any, and interest on the senior debt securities and the performance or observance of every covenant in the indenture;

  (ii)
  immediately after giving effect to the transaction, no default shall have occurred and be continuing; and

  (iii)
  an officers' certificate and legal opinion are delivered to the trustee, each stating that the consolidation, merger, conveyance or transfer complies with the clauses (i) and (ii) above.

        The successor person or entity will succeed to us, and be substituted for us, and may exercise all of our rights and powers under the indenture, but in the case of a lease of all or substantially all of our assets we will not be released from the obligation to pay the principal of and premium, if any, and interest on the senior debt securities.

Definitions

        For purposes of this "Description of the Senior Debt Securities" section, the following terms have the following meanings:

        "Attributable Debt" means, when used in connection with a sale/leaseback transaction, on any date as of which the amount of Attributable Debt is to be determined, the product of (a) the net proceeds from the sale/leaseback transaction multiplied by (b) a fraction, the numerator of which is the number of full years of the term of the lease relating to the property involved in the sale/leaseback transaction (without regard to any options to renew or extend such term) remaining on the date of the making of the computation, and the denominator of which is the number of full years of the term of the lease measured from the first day of the term.

        "Consolidated Net Tangible Assets" means the aggregate amount of assets included on our consolidated balance sheet as of the most recent fiscal quarter end for which such consolidated balance sheet is available, minus (a) all current liabilities, except for current maturities of long-term debt and current maturities of obligations under capital leases, and (b) total goodwill and other intangible assets, all as set forth on the most recent consolidated balance sheet of us and our consolidated subsidiaries and computed in accordance with generally accepted accounting principles.

        "default" means any event that is, or after notice or passage of time or both would be, an event of default under the indenture.

        "indebtedness" means, with respect to any person, obligations (other than Nonrecourse Obligations) of such person for borrowed money or evidenced by bonds, debentures, notes or similar instruments.

        "Nonrecourse Obligation" means indebtedness or other obligations substantially related to (a) the acquisition of assets not previously owned by us or any Restricted Subsidiary or (b) the financing of a project involving the development or expansion of our properties or those of any Restricted Subsidiary, as to which the obligee with respect to such indebtedness or obligation has no recourse to us or any Restricted Subsidiary or any of our assets or those of any Restricted Subsidiary other than the assets that were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).

        "person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.

        "Principal Property" means the land, land improvements, buildings (to the extent they constitute real property interests and including any leasehold interest therein) and fixtures (including, for the avoidance of doubt, all machinery and equipment) constituting the principal corporate office, any manufacturing plant or any manufacturing facility (whether now owned or hereafter acquired) that:

  •
  is owned by us or any of our subsidiaries;

  •
  is located within any of the present 50 states of the United States of America (or the District of Columbia); and

  •
  has not been determined in good faith by our board of directors not to be materially important to the total business conducted by us and our subsidiaries taken as a whole.

        "Restricted Subsidiary" means any of our direct or indirect subsidiaries that owns any Principal Property; provided, however, that the term "Restricted Subsidiary" does not include:

  •
  any such subsidiary that is principally engaged in leasing or in financing receivables or that is principally engaged in financing outside the United States of America our operations or those of our subsidiaries; or

  •
  any such subsidiary less than 80% of the Voting Stock of which is owned, directly or indirectly, by us, by one or more of our other subsidiaries or by us and one or more of our other subsidiaries if the common stock of such subsidiary is traded on any national securities exchange or in the over-the-counter market.

        "Voting Stock" of a person means all classes of any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such person, including any preferred stock and limited liability or partnership interests (whether general or limited), but excluding any senior debt securities convertible into such equity, to the extent then outstanding and normally entitled to vote in the election of such person's directors, managers or trustees, as applicable.

Defaults

        Unless otherwise indicated in the prospectus supplement applicable to the senior debt securities of any series, each of the following is an "event of default" with respect to the senior debt securities of such series under the indenture:

  (1)
  a default in the payment of any interest on any debt security of such series when due, which default continues for 30 days or more;

  (2)
  a default in the payment of principal of or premium, if any, on any debt security of such series when due at its stated maturity date, upon optional redemption or required repurchase, upon declaration of acceleration or otherwise;

  (3)
  a failure by us to comply with our other agreements contained in the indenture (other than any such agreement that is solely for the benefit of debt securities other than such series) continuing for 90 days after written notice has been given as provided in the indenture;

  (4)
  (a) a failure to make any payment at maturity, including any applicable grace period, on any of our indebtedness in an amount in excess of $50,000,000 or (b) a default on any of our indebtedness, which default results in the acceleration of indebtedness in an amount in excess of $50,000,000; or

  (5)
  the occurrence of various events of bankruptcy, insolvency or reorganization involving us as provided in the indenture.

        The foregoing constitute events of default whatever the reason for any such event of default and whether it is voluntary or involuntary or is effected by operation of any law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

        If an event of default with respect to the senior debt securities of any series, other than an event of default described in clause (5) above, occurs and is continuing, then the trustee or the holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of such series by notice to us may declare the principal of and accrued but unpaid interest on all the senior debt securities of such series to be due and payable. Upon this declaration, principal of and interest on the senior debt securities of such series will be immediately due and payable. If an event of default described in clause (5) above occurs and is continuing, the principal of and accrued but unpaid interest on all the senior debt securities of such series will become immediately due and payable without any declaration or other act on the part of the trustee or any holders. Under some circumstances, the holders of a majority in aggregate principal amount of the outstanding senior debt securities of such series may rescind any acceleration with respect to the senior debt securities of such series and its consequences.

        If an event of default occurs and is continuing, the trustee, in conformity with its duties under the indenture, will be required to exercise all rights or powers under the indenture at the request or direction of any of the holders, provided the holders provide the trustee with a security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder of senior debt securities of any series may pursue any remedy with respect to the indenture or the senior debt securities unless:

  •
  such holder previously notified the trustee that an event of default is continuing;

  •
  the holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of such series requested the trustee to pursue the remedy;

  •
  such holders offered the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred by it in compliance with such request;

  •
  the trustee has not complied with the holder's request within 60 days after its receipt of such notice, request and offer of security or indemnity; and

  •
  the holders of a majority in principal amount of the outstanding senior debt securities of such series have not given the trustee a direction inconsistent with the request within the 60-day period.

        Generally, the holders of a majority in principal amount of the outstanding senior debt securities of a series are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee with respect to the senior debt securities of such series. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder of senior debt securities of such series or that would expose the trustee to personal liability.

        If a default with respect to the senior debt securities of a series occurs and is continuing and is known to a responsible officer of the trustee, the trustee must mail to each holder of any debt security of such series notice of the default within 90 days after it is known to the trustee. Except in the case of a default in the payment of principal, premium, if any, or interest on any debt security of such series, the trustee may withhold notice if the trustee determines in good faith that withholding notice is in the interests of the holders. In addition, we are required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers of the certificate know of any default that occurred during the previous fiscal year. We also are required to notify the trustee within 30 days of the occurrence of any event that would constitute various defaults, their status and what action we are taking or propose to take in respect of these defaults.

Amendments and Waivers

        We and the trustee may amend the indenture as to the senior debt securities of any series with the consent of the holders of a majority in principal amount of the senior debt securities of such series then outstanding. Any past default or compliance with any provisions of the indenture or the senior debt securities of such series may be waived with the consent of the holders of a majority in principal amount of the senior debt securities of such series then outstanding. These consents may be obtained through a tender offer or exchange offer for the senior debt securities of such series.

        Without the consent of each holder of an outstanding debt security of any series, we may not amend the indenture as to such series to:

  •
  reduce the amount of senior debt securities of such series whose holders must consent to an amendment, supplement or waiver;

  •
  reduce the rate of or extend the time for payment of interest on any debt security of such series;

  •
  reduce the principal of or premium, if any, on any debt security of such series or change its stated maturity date or the time at which it may be redeemed or repurchased;

  •
  make any debt security of such series payable in money other than that stated in the debt security of such series;

  •
  impair the right of any holder of any debt security of such series to receive payment of principal of and interest on the senior debt securities of such series on or after the due dates for the payment of the principal or interest or to institute suit for the enforcement of any payment on or with respect to the senior debt securities of such series;

  •
  make any changes that would affect the ranking of the senior debt securities of such series in a manner adverse to the holders thereof; or

  •
  make any change in the amendment or waiver provisions relating to the senior debt securities of such series that require the consent of each holder thereof.

        We and the trustee may, however, amend or supplement the indenture without the consent of any holder of the senior debt securities of any series as to:

  •
  cure, correct or supplement any ambiguity, omission, defect or inconsistency as to the senior debt securities of such series;

  •
  provide for the assumption by a successor entity of our obligations under the indenture as to the senior debt securities of such series;

  •
  add guarantees or collateral security with respect to the senior debt securities of such series;

  •
  add to our covenants under the indenture for the benefit of the holders of the senior debt securities of such series or to surrender any right or power conferred upon us as to the senior debt securities of such series;

  •
  make any change that does not adversely affect the rights of any holder of senior debt securities of such series in any material respect;

  •
  change or eliminate any of the provisions of the indenture provided that any such change or elimination will become effective only when there is no security outstanding of any series created prior to the execution of such amendment or supplement that is adversely affected by such provision; or

  •
  comply with any requirement of the SEC regarding qualification of the indenture under the Trust Indenture Act of 1939.

        It is not necessary that any consent of the holders of the senior debt securities of any series required under the indenture approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Transfer and Exchange

        A holder may transfer or exchange senior debt securities of a series in accordance with the indenture. Upon any transfer or exchange, the registrar of the senior debt securities and the trustee may require a holder to furnish appropriate endorsements and transfer documents and we may require a holder to pay any taxes required by law or permitted by the indenture, including any transfer tax or other similar governmental charge payable as part of the transfer or exchange. We are not required to transfer or exchange any debt security selected for redemption or to transfer or exchange any debt security for a period of 15 days prior to a selection of senior debt securities to be redeemed. The senior debt securities will be issued in registered form and the registered holder of a debt security will be treated as the owner of the debt security for all purposes.

Defeasance

        With respect to the senior debt securities of any series, we may, at any time, terminate all of our obligations under the senior debt securities of such series and the indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the senior debt securities of such securities, to replace mutilated, destroyed, lost or stolen senior debt securities of such series and to maintain a registrar and paying agent in respect of the senior debt securities of such series. We at any time may terminate our obligations with respect to the senior debt securities of any series under the covenants described under "—Covenants" and the occurrence of an event of default described in clause (4) under "—Defaults" above ("covenant defeasance").

        We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, payment of the senior debt securities of any series may not be accelerated because of an event of default with respect thereto. If we exercise our covenant defeasance option, payment of the senior debt securities of such series may not be accelerated because of an event of default described in clause (3) (except for the covenant described under "—Covenants—Merger, Consolidation or Sale of Assets") or clause (4) under "—Defaults" above.

        To exercise either defeasance option with respect to the senior debt securities of any series:

  •
  we must irrevocably deposit with the trustee, in trust for the benefit of the holders of the senior debt securities of such series, money or U.S. government obligations that will provide cash at the times and in the amounts as will be sufficient to pay principal, premium and interest when due on all the senior debt securities of such series to maturity or redemption;

  •
  we must deliver to the trustee an opinion of counsel that will provide that the holders of the senior debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and defeasance had not occurred;

  •
  in the case of legal defeasance only, the opinion of counsel referred to in the clause above must be based on a ruling of the U.S. Internal Revenue Service or other change in applicable U.S. federal income tax law;

  •
  we must deliver to the trustee an officers' certificate and an opinion of counsel each stating that all conditions precedent to exercising either defeasance option have been complied with; and

  •
  no default shall have occurred and be continuing.

Concerning the Trustee

        The Bank of New York Mellon is the trustee under the indenture and is also registrar and paying agent of the senior debt securities.

        The indenture contains limitations on the rights of the trustee, should it become our creditor, to obtain payment of claims in some cases, or to realize on property received in respect of any of these claims as security or otherwise. The trustee is permitted to engage in other transactions with us and our subsidiaries and affiliates. However, if the trustee acquires any conflicting interest it must either eliminate its conflict within 90 days, apply to the SEC for permission to continue or resign as trustee under the indenture.

Governing Law

        The indenture provides that it and the senior debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

BOOK-ENTRY DELIVERY AND SETTLEMENT

Global Securities

        Unless otherwise indicated in the accompanying prospectus supplement, we will issue the senior debt securities in the form of one or more global securities in definitive, fully registered, book-entry form. A global security will be deposited with or on behalf of The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee of DTC.

DTC, Clearstream and Euroclear

        Beneficial interests in global securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may hold interests in a global security through either DTC (in the United States), Clearstream Banking, société anonyme, Luxembourg, which we refer to as Clearstream, or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as Euroclear, in Europe, either directly if they are participants in such systems or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their U.S. depositaries, which in turn will hold such interests in customers' securities accounts in the U.S. depositaries' names on the books of DTC.

        DTC has advised us:

  •
  DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under Section 17A of the Exchange Act.

  •
  DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates.

  •
  Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations, some of whom, and/or their representatives, own DTC.

  •
  DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries.

  •
  Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

  •
  The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

        Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between its customers through electronic book-entry changes in accounts of its customers, thereby eliminating the need for physical movement of certificates. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include various underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream customer either directly or indirectly.

        Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V., which we refer to as the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation, which we refer to as the Cooperative. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries and may include various underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

        The Euroclear Operator is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking and Finance Commission.

        We have provided the descriptions of the operations and procedures of DTC, Clearstream and Euroclear in this prospectus solely as a matter of convenience. These operations and procedures are solely within the control of those organizations and are subject to change by them from time to time. Neither we nor the applicable trustee take any responsibility for these operations or procedures, and you are urged to contact DTC, Clearstream and Euroclear or their participants directly to discuss these matters.

        We expect that under procedures established by DTC:

  •
  upon deposit of a global security with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by any underwriters in connection with the distribution of the senior debt securities represented by such global security with portions of the principal amounts of such global security; and

  •
  ownership of the senior debt securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

        The laws of some jurisdictions may require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the senior debt securities represented by a global security to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in the senior debt securities represented by a global security to pledge or transfer those interests to persons or entities that do not participate in DTC's system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

        So long as DTC or its nominee is the registered owner of a global security, DTC or that nominee will be considered the sole owner or holder of the senior debt securities represented by that global security for all purposes under the indenture and under the senior debt securities. Except as provided below, owners of beneficial interests in a global security will not be entitled to have securities represented by that global security registered in their names, will not receive or be entitled to receive physical delivery of certificated securities and will not be considered the owners or holders thereof under the indenture or under the senior debt securities for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Accordingly, each holder owning a beneficial interest in a global security must rely on the procedures of DTC and, if that holder is not a direct or indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of the senior debt securities under the indenture or a global security. Neither we nor the applicable trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of securities by DTC, Clearstream or Euroclear, or for maintaining, supervising or reviewing any records of those organizations relating to the senior debt securities.

        Payments on the senior debt securities represented by a global security will be made to DTC or its nominee, as the case may be, as the registered owner thereof. We expect that DTC or its nominee, upon receipt of any payment on the senior debt securities represented by any such global security, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in such global security as shown in the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. The participants will be responsible for those payments.

        Distributions on the senior debt securities held beneficially through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

        Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, which we refer to collectively as the Terms and Conditions. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

        Distributions on the senior debt securities held beneficially through Euroclear will be credited to the cash accounts of its participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Clearance and Settlement Procedures

        Initial settlement for the senior debt securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream customers or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear, as applicable, and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

        Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving the securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their U.S. depositaries.

        Because of time-zone differences, credits of the senior debt securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date.

        Such credits or any transactions in the senior debt securities settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of the senior debt securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

        Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of the senior debt securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.

Certificated Securities

        Unless otherwise indicated in the accompanying prospectus supplement, we will issue or cause to be issued certificated securities to each person that DTC identifies as the beneficial owner of the securities represented by a global security upon surrender by DTC of such global security if:

  •
  DTC notifies us that it is no longer willing or able to act as a depositary for such global security or ceases to be a clearing agency registered under the Exchange Act, and we have not appointed a successor depositary within 90 days of that notice or becoming aware that DTC is no longer so registered;

  •
  in the case of senior debt securities of any series, an event of default has occurred and is continuing with respect to the senior debt securities of such series, and DTC requests the issuance of certificated securities; or

  •
  we determine not to have the senior debt securities represented by a global security.

        Neither we nor the applicable trustee will be liable for any delay by DTC, its nominee or any direct or indirect participant in identifying the beneficial owners of the senior debt securities. We and the applicable trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the certificated securities to be issued.

PLAN OF DISTRIBUTION

        We may sell the senior debt securities offered by this prospectus:

  •
  to or through underwriting syndicates represented by managing underwriters;

  •
  to or through one or more underwriters without a syndicate;

  •
  through agents;

  •
  through dealers for public offering and sale by them;

  •
  directly to investors; or

  •
  through a combination of any of the foregoing methods of sale.

        The accompanying prospectus supplement will set forth the terms of the offering of the senior debt securities and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

  •
  the name or names of any underwriters, dealers or agents;

  •
  the public offering price of such senior debt securities;

  •
  any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

  •
  the proceeds to us from that sale; and

  •
  any securities exchange or market on which such securities may be listed.

        If we use underwriters in the offering and sale of the senior debt securities, the senior debt securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The senior debt securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the accompanying prospectus supplement, the obligations of the underwriters to purchase the senior debt securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the senior debt securities of a series if any are purchased. Only those underwriters identified in the accompanying prospectus supplement are deemed to be underwriters in connection with the senior debt securities offered in such prospectus supplement.

        We may sell the senior debt securities directly or through agents designated by us from time to time. Any agent involved in the offer or sale of the senior debt securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the accompanying prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

        If a dealer is utilized in the sale of any of the senior debt securities, we will sell the senior debt securities to the dealer, as principal. The dealer may then resell the senior debt securities to the public at varying prices to be determined by such dealer at the time of resale.

        The distribution of the senior debt securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the accompanying prospectus supplement specifies. In connection with the sale of the senior debt securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from purchasers for whom they may act as agent. Underwriters may sell the senior debt securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent. Some of the underwriters, dealers or agents who participate in the distribution of the senior debt securities may engage in other transactions with, and perform other services for, us or our subsidiaries in the ordinary course of business.

        Underwriters, dealers and agents participating in the distribution of the senior debt securities may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the senior debt securities may be deemed to be underwriting discounts and commissions under the Securities Act. We will provide in the accompanying prospectus supplement information regarding any underwriting discounts or other compensation that we pay to underwriters, dealers or agents in connection with the offering of the senior debt securities.

        Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

        We may authorize agents or underwriters to solicit offers by certain types of institutions to purchase the senior debt securities from us at the public offering price set forth in the accompanying prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the accompanying prospectus supplement, and the accompanying prospectus supplement will set forth the commissions payable for solicitation of such contracts.

        Each series of senior debt securities will be a new issue of securities with no established trading market. Any underwriters to whom we sell the senior debt securities for public offering and sale may make a market in such senior debt securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any senior debt securities.

        The senior debt securities may or may not be listed on a national securities exchange. During and after an offering through underwriters, the underwriters may purchase and sell the senior debt securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the senior debt securities. As a result, the price of the senior debt securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time.

        Certain of the underwriters who participate in the distribution of the senior debt securities, and their affiliates, may perform various commercial banking and investment banking services for us and our affiliates from time to time in the ordinary course of business.

 LEGAL MATTERS

        The validity of, and certain other legal matters with respect to, the senior debt securities offered by this prospectus will be passed upon for us by Pillsbury Winthrop Shaw Pittman LLP, New York, New York. Any underwriter, dealer or agent will be advised about other legal issues relating to any specific offering of the senior debt securities by its own legal counsel.

EXPERTS

        The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K/A, and the effectiveness of Amphenol Corporation's internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

$750,000,000

Amphenol Corporation

1.550% Senior Notes due 2017

3.125% Senior Notes due 2021

PROSPECTUS SUPPLEMENT
September 9, 2014

Joint Book-Running Managers

J.P. Morgan	MUFG	TD Securities
Santander

Co-Managers

Citigroup	Credit Agricole CIB	Mizuho Securities	SMBC Nikko	US Bancorp